FILED PURSUANT TO RULE 424(B)(3)
                                                     REGISTRATION NO. 333-148076

                                   PROSPECTUS

                           GIDDY-UP PRODUCTIONS, INC.
                        2,000,000 SHARES OF COMMON STOCK
                            PRICE:  $0.10 PER SHARE

This is an initial public offering of shares of common stock of Giddy-up Productions Inc. We will be selling a maximum of 2,000,000 shares at $0.10 per share on a best efforts basis. The offering price for our common stock was arbitrarily determined and may not reflect the market price of our shares after the offering.

There is no minimum number of shares to be sold in order for us to accept funds. No escrow account will be used. This offering will expire 12 months from the effective date. We may terminate this offering prior to the expiration date.

No broker-dealer is participating in this offering and no sales commission will be paid to any person in connection with this offering. The shares will be offered and sold by our officers and directors who will not receive any commission. There is no market for our securities. Our common stock is not listed on any national exchange or the NASDAQ Stock Market.

AN INVESTMENT IN OUR STOCK IS EXTREMELY SPECULATIVE AND INVOLVES SEVERAL SIGNIFICANT RISKS. PROSPECTIVE INVESTORS ARE CAUTIONED NOT TO INVEST UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. WE URGE ALL PROSPECTIVE INVESTORS TO READ THE "RISK FACTORS" SECTION OF THIS PROSPECTUS BEGINNING ON PAGE 5 AND THE REST OF THIS PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

--------------------------------------------------------------------------------
                                          UNDERWRITING
                                PRICE TO  DISCOUNTS AND              PROCEEDS TO
                                  PUBLIC    COMMISSIONS  GIDDY-UP PRODUCTIONS(1)
--------------------------------------------------------------------------------

Per Share                       $   0.10  $           0  $                  0.10

Maximum 2,000,000 shares        $200,000  $           0  $               200,000
================================================================================
(1) Proceeds to Giddy-up Productions, Inc. are shown before deducting offering expenses payable by us estimated be $40,000, including legal fees.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this Prospectus is February 27, 2008.

                                TABLE OF CONTENTS

                                                                            Page

Summary                                                                        3
Risk Factors                                                                   5
Forward-Looking Statements                                                     8
Use of Proceeds                                                                9
Determination of Offering Price                                                9
Dilution                                                                      10
Market for Common Equity and Related Stockholder Matters                      10
Description of Business                                                       10
Description of Property                                                       16
Plan of Operation                                                             16
Legal Proceedings                                                             19
Directors, Executive Officers, Promoters and Control Persons                  19
Executive Compensation                                                        20
Certain Relationships and Related Transactions                                20
Security Ownership of Certain Beneficial Owners and Management                21
Plan of Distribution                                                          21
Description of Securities                                                     23
Disclosure of Commission Position on Indemnification for Securities Act
Liabilities                                                                   24
Legal Matters                                                                 24
Experts                                                                       24
Changes in and Disagreements With Accountants On Accounting and Financial
Disclosure                                                                    24
Available Information                                                         25
Index To Financial Statements                                                F-1

                                     SUMMARY

THE FOLLOWING SUMMARY IS NOT COMPLETE AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO PROSPECTIVE INVESTORS. EACH PROSPECTIVE INVESTOR IS URGED TO READ THIS PROSPECTUS IN ITS ENTIRETY BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

As used in this prospectus, unless the context otherwise requires, "we", "us", "our" or "Giddy-up" refers to Giddy-up Productions, Inc., "SEC" refers to the Securities Exchange Commission, "Securities Act" refers to the Securities Act of 1933, as amended, and "Exchange Act" refers to the Securities Exchange Act of 1934, as amended.

GIDDY-UP PRODUCTIONS INC.

We were incorporated on August 30, 2007, under the laws of the State of Nevada. We are a development stage independent motion picture producer having our principal office located at 409-903 19th Avenue SW, Calgary, AB. Our telephone number is (403) 399-6402. Our facsimile number is (866) 900-0582. Our website is presently being developed and will be located on the Internet at www.starflick.com. It is expected to be fully operational by January 31, 2008.

We are in the business of developing, producing, marketing and distributing low-budget feature-length films. We have not commenced business operations. To date, our business activities have been limited to organizational matters, acquiring film rights, developing our website and the preparation and filing of the registration statement of which this prospectus is a part.

Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to produce commercially successful motion picture films. We presently own all rights to a low-budget, feature-length motion picture that we acquired from our President for $40,000. We do not have rights to any other film, screenplay or other literary work.

Upon completing this offering, we intend to develop up to six screenplays that can be produced into commercially successful motion pictures having production budgets not exceeding $5 million. Such development will include the purchase of exclusive options to acquire existing screenplays and the commissioning of an additional screenplay. We plan to complete this development by March 1, 2009. To date, we have not secured any options to acquire screenplays or entered into any agreement to commission a screenplay.

The number of screenplays to which we will be able to secure production rights during the development stage will depend upon the success of this offering. Regardless of the number of shares we sell in this offering, we intend to commission a screenplay based on a submission to our website. If we sell 50% of our offering we expect to purchase two options on existing screenplays plus the commissioned screenplay. If we are successful in selling 75% of this offering, we plan to purchase options to acquire five screenplays in addition to the commissioned screenplay.

We do not have sufficient capital to independently finance our own productions and we do not intend to produce a film from the proceeds of this offering. We do not presently have any arrangements in place for any future financing. If we are unable to secure additional financing we may be unable to produce any feature films, in which case, we may cease or suspend operations. We have no plans, arrangements or contingencies in place in the event that we cease operations.

Our management has minimal experience in the production of motion pictures. Their lack of experience could hinder their ability to successfully identify and develop screenplays that will result in commercially successful films, or to secure production financing. It is likely that our management's inexperience with film production and financing will hinder our ability to earn revenue.

We currently have no employees other than our officer and directors. We do not intend to hire any employees for the next 12 months.

We are controlled by our President. Even if we are able to sell all of the offered shares, he will own 80% of our voting stock.

We have no operating history on which to base an evaluation of our business and prospects. Prospective purchasers of our stock should be aware of the difficulties normally encountered by new film production companies and the high rate of failure of such enterprises. These risks include without limitation the high probability that we will be unable to produce a commercially successful film. If we are unable to profit from the production of motion pictures, our business will most likely fail.

THE OFFERING

Securities Offered:    Up to 2,000,000 shares of common stock, par value $0.0001

Offering price:        $0.10 per share

Offering period:       The shares are being offered for a period of 12 months

Net proceeds to us:    Approximately $160,000 after expenses of
                       approximately $40,000 assuming sale of 2,000,000 shares

Use of proceeds:       We will use the proceeds to pay for offering expenses,
                       debt repayment, film options, motion picture development and pre-production, equipment, website development, marketing expenses, professional fees and working capital

Number of shares       8,000,000
outstanding before
the offering:

Maximum Number of      10,000,000 assuming sale of all 2,000,000
shares outstanding     shares being offered.
after the offering:

SUMMARY OF SELECTED FINANCIAL DATA

We are a development stage company. From the date of our inception on August 30, 2007, to November 30, 2007, we have not generated any revenue or earnings from operations. As of November 30, 2007, our financial data is as follows:

---------------------------------------------------------------------
                                             As at or for the period
                                                from August 30, 2007
                                                      (inception) to
                                                   November 30, 2007
---------------------------------------------------------------------

OPERATIONS DATA
Revenue:                                     $                     0
General and administrative expenses:         $                26,191
Loss for the period:                         $                26,191
Loss per share:                              $                  0.00
---------------------------------------------------------------------

BALANCE SHEET DATA
Total assets:                                $                27,585
Total liabilities:                           $                42,463
Common stock                                 $                   810
Accumulated (deficit):                       $               (26,191)
Shareholder's equity (deficiency):           $                14,878
Total liabilities and shareholders'
equity (deficiency):                         $                27,585
---------------------------------------------------------------------

                                  RISK FACTORS

ANY INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS PROSPECTUS BEFORE INVESTING IN OUR COMMON STOCK. IF ANY OF THE FOLLOWING RISKS OCCUR, OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION COULD BE SERIOUSLY HARMED. INVESTORS MAY LOSE ALL OR PART OF THEIR INVESTMENT IN THIS OFFERING.

(1) WE ARE A DEVELOPMENT STAGE COMPANY WITH NO OPERATING HISTORY, SO IT WILL BE DIFFICULT FOR POTENTIAL INVESTORS TO JUDGE OUR PROSPECTS FOR SUCCESS.

We are a newly organized development stage corporation and have no operating history from which to evaluate our business and prospects. We have earned no revenue since inception. From inception through November 30, 2007, we incurred a net loss of $(26,191) and an accumulated negative tangible book value of $(26,191). There can be no assurance that our future proposed operations will be implemented successfully or that we will ever have profits. If we are unable to sustain our operations, investors may lose their entire investment. Prospective purchasers of our stock should be aware of the difficulties normally encountered by new film production companies and the high rate of failure of such enterprises. These risks include without limitation the high probability that our development activities will deplete our available capital and not result in a commercially successful film. Unless we are able to produce a profitable motion picture, our business will most likely fail. These difficulties must be considered when evaluating our business and prospects.

(2) IF WE ARE UNABLE TO CONTINUE OPERATIONS AS A GOING CONCERN, OUR SHAREHOLDERS MAY LOSE THEIR INVESTMENT.

The report of our independent auditors that accompanies our November 30, 2007 financial statements contains an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. The financial statements have been prepared "assuming that the Company will continue as a going concern," which contemplates that we will realize our assets and satisfy our liabilities and commitments in the ordinary course of business. Our ability to continue as a going concern is dependent upon raising additional capital to fund our operations and ultimately on generating future profitable operations. There can be no assurance that we will be able to raise sufficient additional capital or eventually have positive cash flow from operations to address all of our cash flow needs. If we are not able to find alternative sources of cash or generate positive cash flow then we will not be able to continue operations and our shareholders may lose their investment.

(3) WE ARE DEPENDENT UPON THIS OFFERING TO BE ABLE TO IMPLEMENT OUR BUSINESS PLAN AND OUR LACK OF REVENUE AND PROFITS MAY MAKE OBTAINING ADDITIONAL CAPITAL MORE DIFFICULT.

We presently have no significant operating capital and we are completely dependent upon the proceeds of this offering to provide the capital necessary to commence our proposed business. Upon completion of this offering, the amount of capital available to us will still be extremely limited, especially if less than the total amount of the offering is raised. We have a commitment from our President to provide additional cash funding to complete development of our website, commission a screenplay and market Not That Kind Of Girl, presently our only film property. We do not have any other commitments for additional cash funding beyond the proceeds to be received from this offering. To the extent that we are unable to sell all of the offered shares, our ability to implement our business plan and develop screenplays for production into motion pictures will be adversely affected. If we are unable to produce a commercially successful motion picture, our shareholders may lose their investment.

(4) IF WE ARE UNABLE TO SECURE ADDITIONAL FINANCING WE MAY BE UNABLE TO EARN REVENUE.

We intend to make motion pictures with production budgets of $5 million or less. We believe the proceeds from this offering will satisfy our capital requirements for the next 12 months, but they will not be sufficient for the production of a motion picture. We will need to raise all the money required to fund the production of a motion picture from outside sources. Such financing could take the form of co-production or joint venture arrangements or limited liability companies or partnerships in which we act as managing member or general partner, additional sales of our securities or an operating line of credit. No assurance can be given that additional financing will be available to us, or that if available, it will be available on favorable terms. Unless we are able to obtain such additional financing, our production activities may be materially adversely affected and our shareholders may lose their entire investment. We currently have no financing commitments.

(5) IF WE ARE UNABLE TO DEVELOP COMMERCIALLY VIABLE SCREENPLAYS, OUR BUSINESS MAY FAIL.

Our success will depend upon our ability to develop screenplays that can be produced into commercially viable films. We intend to rely upon our President's access to and relationships with, creative talent, including writers, actors and directors to find screenplays. We also intend to rely upon our website to identify a story or concept that can be developed into screenplays. Our

President has no experience with identifying commercially viable screenplays, and there can be no assurance that we will be able to acquire such a screenplay. Furthermore, our website has no operating history and there can be no assurance that the website will receive any submissions, or that if it does receive submissions, that the story or concept of the submission can be developed into a screenplay suitable for production into a motion picture. If we are unable to develop commercially viable screenplays, then our business will fail and our shareholders may lose their entire investment.

(6)     IF OUR FILMS ARE NOT COMMERCIALLY SUCCESSFUL, OUR BUSINESS MAY FAIL.

Producing feature length films involves substantial risks, because it requires that we spend significant funds based entirely on our preliminary evaluation of the screenplay's commercial potential as a film. It is impossible to predict the success of any film before the production starts. The ability of a motion picture to generate revenues will depend upon a variety of unpredictable factors, including:

     public taste, which is always subject to change;

     the quantity and popularity of other films and leisure activities available to the public at the time of our release;

     the competition for exhibition at movie theatres, through video retailers, on cable television and through other forms of distribution; and

     the fact that not all films are distributed in all media.

For any of these reasons, the films that we produce may not be commercially successful and our business may suffer or fail altogether.

(7) IF WE ARE UNABLE TO SECURE DISTRIBUTION FOR OUR FILMS, OUR BUSINESS WILL SUFFER.

Because we lack the resources to distribute our films ourselves, we plan to enter into arrangements with established distributors. As a result, we may be unable to secure distribution agreements or revenue guarantees before funds are spent on production. In addition, if we are unable to obtain theatrical distribution on acceptable terms, we may evaluate other alternatives, such as retaining a distributor as an independent contractor or bypassing theatrical distribution altogether. If we retain a distributor as an independent contractor we may be required to seek additional financing to cover this cost, which we anticipate will be $50,000 to $100,000 per film. If we bypass theatrical distribution and attempt to release our films directly to pay cable or home video, we will probably not generate enough revenues to become profitable. If we are unable to obtain adequate distribution, we may not have the ability to generate revenue.

(8) OUR OFFICERS AND DIRECTORS HAVE LIMITED EXPERIENCE IN THE MOTION PICTURE INDUSTRY, WHICH COULD PREVENT US FROM SUCCESSFULLY IMPLEMENTING OUR BUSINESS PLAN, AND IMPEDE OUR ABILITY TO EARN REVENUE.

Our officers and directors have limited experience in the motion picture industry. Zoltan Nagy, our President and a director, has only produced one film, which was not commercially exploited. Marnie Kuhn, a director, co-produced the same film, but otherwise has no experience with film production. Our management's lack of experience could hinder their ability to successfully develop screenplays that will result in commercially successful films, or to secure production financing. It is likely that our management's inexperience with film production and financing will hinder our ability to earn revenue.
Each potential investor must carefully consider the lack of experience of our officers and directors before purchasing our common stock.

(9) SINCE SUBSTANTIALLY ALL OF OUR ASSETS, DIRECTORS AND OFFICERS ARE NOT LOCATED IN THE UNITED STATES, IT MAY BE DIFFICULT FOR INVESTORS TO ENFORCE WITHIN THE UNITED STATES ANY JUDGMENTS OBTAINED AGAINST US OR ANY OF OUR DIRECTORS OR OFFICERS.

Substantially all of our assets are located outside the United States and we do not currently maintain a permanent place of business within the United States. We were incorporated in the State of Nevada and have an agent for service in Carson City, Nevada. Our agent for service will accept on our behalf the service of any legal process and any demand or notice authorized by law to be served upon a corporation. Our agent for service will not, however, accept service on behalf of any of our officers or directors. All of our directors and officers are residents of Canada and neither of them have an agent for service in the United States. Therefore, it may be difficult for shareholders to enforce within the United States any judgments obtained against us or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

(10) SINCE OUR BOARD OF DIRECTORS DOES NOT INTEND TO PAY DIVIDENDS ON OUR COMMON STOCK IN THE FORESEEABLE FUTURE, IT IS LIKELY THAT INVESTORS WILL ONLY BE ABLE TO REALIZE A RETURN ON THEIR INVESTMENT BY RESELLING ANY SHARES PURCHASED THROUGH THIS OFFERING.

We have not paid any cash dividends on our common stock since our inception and we do not anticipate paying cash dividends in the foreseeable future. We intend to retain our earnings, if any, to provide funds for reinvestment in our acquisition and exploration activities. Therefore, we do not anticipate declaring or paying dividends in the foreseeable future. Furthermore, payment of dividends, if any, in the future is within the discretion of the Board of Directors and will depend on our earnings, if any, our capital requirements and financial condition and other relevant factors.

(11) EVEN IF ALL THE OFFERED SHARES ARE SOLD, OUR OFFICERS AND DIRECTORS WILL OWN A CONTROLLING PERCENTAGE OF VOTING STOCK, WHICH WILL ALLOW THEM TO MAKE KEY DECISIONS AND EFFECT TRANSACTIONS WITHOUT FURTHER SHAREHOLDER APPROVAL.

If all the offered shares are sold, our directors and executive officers will collectively own 80% of our outstanding voting stock. Accordingly, these stockholders, as a group, will be able to control the outcome of stockholder votes, including votes concerning the election of directors, the adoption or amendment of provisions in our Articles of Incorporation and our Bylaws, and the approval of mergers and other significant corporate transactions. These factors may also have the effect of delaying or preventing a change in our management or our voting control. Our Articles of Incorporation do not provide for cumulative voting.

(12) WE MAY ISSUE SHARES OF PREFERRED STOCK WITH GREATER RIGHTS THAN OUR COMMON STOCK, WHICH MAY ENTRENCH MANAGEMENT AND RESULT IN DILUTION OF OUR SHAREHOLDERS' INVESTMENT.

Our Articles of Incorporation authorize the issuance of up to 100,000,000 shares of preferred stock, par value $.0001 per share. The authorized but unissued preferred stock may be issued by the Board of Directors from time to time on any number of occasions, without stockholder approval, as one or more separate series of shares comprised of any number of the authorized but unissued shares of preferred stock, designated by resolution of the Board of Directors stating the name and number of shares of each series and setting forth separately for such series the relative rights, privileges and preferences thereof, including, if any, the: (i) rate of dividends payable thereon; (ii) price, terms and conditions of redemption; (iii) voluntary and involuntary liquidation preferences; (iv) provisions of a sinking fund for redemption or repurchase; (v) terms of conversion to common stock, including conversion price, and (vi) voting rights. Such preferred stock may enable our Board of Directors to hinder or discourage any attempt to gain control of us by a merger, tender offer at a control premium price, proxy contest or otherwise. Consequently, the preferred stock could entrench our management. The market price of our common stock could be depressed to some extent by the existence of the preferred stock. As of the date of this prospectus, no shares of preferred stock have been issued.

(13) INVESTORS WILL NOT RECEIVE ANY OF THEIR INVESTMENT BACK REGARDLESS OF HOW MANY SHARES WE SELL.

We have not established an escrow account and there is no minimum number of shares that are to be sold in this offering. We will not return investors' funds, regardless of the number of shares that we sell. Furthermore, we will have immediate access to funds raised in this offering. Therefore, no one should invest in our business unless they are in a position to lose their entire investment.

(14) INVESTORS MAY SUFFER SUBSTANTIAL DILUTION OF THEIR INVESTMENT IF WE RAISE ADDITIONAL FINANCING BY ISSUING ADDITIONAL SHARES OF OUR COMMON STOCK.

We do not intend to finance the production of a motion picture through the issuance of shares or convertible securities. Notwithstanding, if we are required to raise additional financing to fund operations through the issuance of our common stock or debt instruments that are convertible into common stock, the percentage ownership of our investors may be subject to dilution. Dilution is the difference between what our investors paid for their stock and the net tangible book value per share immediately after the additional shares are sold by us. If this happens, then our shareholders could experience a substantial decline in the value of their investment.

(15) SINCE THERE IS NO PUBLIC TRADING MARKET FOR OUR COMMON STOCK, INVESTORS MAY NOT BE ABLE TO RESELL ANY SHARES THEY PURCHASE THROUGH THIS OFFERING.

Currently, our common stock is not listed or quoted upon any established trading system. Most of our common stock will be held by a small number of investors that will further reduce the liquidity of our common stock. Furthermore, the offering price of our common stock was arbitrarily determined by us, without considering assets, earnings, book value, net worth or other economic or recognized criteria or future value of our common stock. Market fluctuations and volatility, as well as general economic, market and political conditions, could reduce our market price. Consequently, it may difficult or impossible for shareholders to sell our common stock or for them to sell our common stock for more than the offering price even if our operating results are positive.

(16) IN THE FUTURE, WE WILL INCUR SIGNIFICANT COSTS AS A RESULT OF OPERATING AS A PUBLIC COMPANY, AND OUR MANAGEMENT WILL BE REQUIRED TO DEVOTE SUBSTANTIAL TIME TO NEW COMPLIANCE INITIATIVES.

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will incur significant legal, accounting and other expenses as a fully-reporting public company. Moreover, the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), as well as new rules subsequently implemented by the SEC, have imposed various new requirements on public companies, including requiring changes in corporate governance practices. Our management will need to devote a substantial amount of time to these new compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly.

The Sarbanes-Oxley Act also requires, among other things, that we maintain effective internal controls for financial reporting and disclosure controls and procedures. In particular, commencing in fiscal 2008, we must perform system and process evaluation and testing of our internal controls over financial reporting to allow management and our independent registered public accounting firm to report on the effectiveness of our internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. Our testing, or the subsequent testing by our independent registered public accounting firm, may reveal deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses. Our compliance with Section 404 will require that we incur substantial accounting expense and expend significant management efforts. Moreover, if we are not able to comply with the requirements of Section 404 in a timely manner, or if we or our independent registered public accounting firm identifies deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses, the market price of our stock could decline, and we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

                           FORWARD-LOOKING STATEMENTS

INFORMATION IN THIS PROSPECTUS CONTAINS "FORWARD LOOKING STATEMENTS" WHICH CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING WORDS SUCH AS "BELIEVES", "ESTIMATES", "COULD", "POSSIBLY", "PROBABLY", "ANTICIPATES", "ESTIMATES", "PROJECTS", "EXPECTS", "MAY", OR "SHOULD" OR OTHER VARIATIONS OR SIMILAR WORDS. NO ASSURANCE CAN BE GIVEN THAT THE FUTURE RESULTS ANTICIPATED BY THE FORWARD-LOOKING STATEMENTS WILL BE ACHIEVED. THESE STATEMENTS CONSTITUTE CAUTIONARY STATEMENTS IDENTIFYING IMPORTANT FACTORS WITH RESPECT TO THOSE FORWARD-LOOKING STATEMENTS, INCLUDING CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO VARY MATERIALLY FROM THE FUTURE RESULTS ANTICIPATED BY THOSE FORWARD-LOOKING STATEMENTS. SUCH STATEMENTS ARE ONLY PREDICTIONS AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS, INCLUDING THE RISKS IN THE SECTION TITLED "RISK FACTORS". AMONG THE KEY FACTORS THAT HAVE A DIRECT BEARING ON OUR RESULTS OF OPERATIONS ARE THE EFFECTS OF VARIOUS GOVERNMENTAL REGULATIONS, THE FLUCTUATION OF OUR DIRECT COSTS AND THE COSTS AND EFFECTIVENESS OF OUR OPERATING STRATEGY. OTHER FACTORS COULD ALSO CAUSE ACTUAL RESULTS TO VARY MATERIALLY FROM THE FUTURE RESULTS ANTICIPATED BY THOSE FORWARD-LOOKING STATEMENTS.

THE FORWARD-LOOKING STATEMENTS ARE BASED UPON MANAGEMENT'S CURRENT VIEWS AND ASSUMPTIONS REGARDING FUTURE EVENTS AND OPERATING PERFORMANCE, AND ARE APPLICABLE ONLY AS OF THE DATES OF SUCH STATEMENTS. WE DO NOT HAVE ANY INTENTION OR OBLIGATION TO UPDATE PUBLICLY ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS, CHANGES IN ASSUMPTIONS, OR OTHERWISE.

                                 USE OF PROCEEDS

We are offering a maximum of 2,000,000 shares of our common stock on a best efforts, self-underwritten basis. The table below sets forth management's current estimate of the allocation of net proceeds anticipated to received from this offering if 100%, 75%, 50% and 25% of the offering is sold.

--------------------------------------------------------------------------------
                                          100%        75%        50%       25%
                                     2,000,000  1,500,000  1,000,000   500,000
                                        Shares     Shares     Shares    Shares
--------------------------------------------------------------------------------

Gross Proceeds                       $ 200,000  $ 150,000  $ 100,000  $ 50,000
  Less offering Expenses                40,000     40,000     40,000    40,000
--------------------------------------------------------------------------------
Net Proceeds                         $ 160,000  $ 110,000  $  60,000  $ 10,000

Use of Proceeds
  Debt Repayment                     $  10,000  $  10,000  $  10,000  $      -
  Options to Acquire Film Rights        25,000     25,000     10,000         -
  Commissioned Screenplay               10,000     10,000     10,000         -
  Motion Picture Pre-production Costs   12,000     12,000      5,000         -
  Digital Camera                         8,000      8,000      8,000         -
  Website                               43,000      8,000      7,000     5,000
  Marketing Expenses                    20,000     20,000      5,000         -
  Professional Fees                     12,000     12,000          -         -
  Office Lease                          10,000          -          -         -
  Working Capital                       10,000      5,000      5,000     5,000
--------------------------------------------------------------------------------

Total Use of Proceeds                $ 160,000  $ 110,000  $ 60,000   $ 10,000
================================================================================

Debt Repayment refers to repayment of a loan in the amount of $10,000 from our President on November 12, 2007, evidenced by a promissory note issued to him on the same date. Under the terms of the promissory note, which is unsecured, we promised to repay our President the sum of $10,000 plus accrued interest at the annual rate of 5% and is due and payable on demand. As of the date of this prospectus, no payment has been made in respect of the promissory note. Proceeds of the loan were used to pay for startup costs, accounting fees, and miscellaneous expenses.

Options to Acquire Literary Properties refers to the cost of purchasing the exclusive rights for a negotiated period of time to acquire screenplays that can be produced into a commercially salable motion pictures. During the term of an option, the owner of the screenplay cannot sell it to any other party. Upon expiration of an option, we will forfeit the right to purchase the screenplay at the negotiated price.

Motion Picture Pre-production Costs include legal fees, screenplay revisions and consulting fees resulting from the creation of business plans, budgets and shooting schedules.

Marketing Expenses include website development and maintenance costs, film representation, travel and entertainment expenses.

We will be paying a total of $30,000 out of the proceeds of this offering to our President, to reimburse him for $20,000 in offering expenses incurred on our behalf and to repay the loan of $10,000 secured by promissory note. None of the remaining proceeds from this offering will be paid to insiders of Giddy-up.

If we do not raise sufficient capital to pay for offering expenses, our President will advance sufficient funds on our behalf to pay the difference.

                         DETERMINATION OF OFFERING PRICE

There is no established public market for the shares of common stock being registered. As a result, the offering price and other terms and conditions relative to the shares of common stock offered hereby have been arbitrarily determined by us and do not necessarily bear any relationship to assets, earnings, book value or any other objective criteria of value. In addition, no investment banker, appraiser or other independent, third party has been consulted concerning the offering price for the shares or the fairness of the price used for the shares.

                                    DILUTION

As at November 30, 2007, we had a negative book value of $(25,691) or $(0.00) per share. Negative book value per share is determined by dividing our total shareholders' deficit at November 30, 2007, by the number of shares of common stock outstanding. Without taking into account any changes in negative book value after November 30, 2007, other than to give effect to the sale of the 2,000,000 shares of common stock offered hereby, and after deducting estimated offering expenses, the pro forma book value at November 30, 2007, would have been approximately $134,309 or $0.01 per share. This amount represents an immediate dilution to new investors of $0.09 per share. The following table illustrates this dilution:

Assumed  public offering price per share             $ 0.10
 Negative Book value per share at November 30, 2007  $(0.00)
 Increase per share attributable to new investors      0.01
Book value per share after offering                    0.01
Book value dilution per share to new investors       $ 0.09

Assuming the sale of 75%, 50% and 25% of the offered shares, the pro forma book value at November 30, 2007, would have been approximately $84,309 or $0.01 per share, $34,309 or $0.01 per share, and negative book value of $15,691 or $0.00 per share, representing a book value dilution per share to new investors of $0.09, $0.09 and $0.10 per share respectively.

The following table summarizes, as of the date of this prospectus, the difference between existing shareholders and new investors in this offering with respect to the number of shares held or purchased from us, the total consideration paid and the average consideration paid per share, assuming all common shares offered hereby are sold:

--------------------------------------------------------------------------------
                       SHARES PURCHASED  TOTAL CONSIDERATION      AVERAGE
                           NUMBER     %    AMOUNT          %  PRICE PER SHARE
--------------------------------------------------------------------------------
Existing shareholders   8,100,000    80  $ 40,500         17  $         0.005
New investors           2,000,000    20  $200,000         83  $         0.10
Total                  10,100,000   100  $240,500        100  $         0.02
================================================================================

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

NO  PUBLIC  MARKET  FOR  COMMON  STOCK

There is presently no public market for our shares. We anticipate making an application for quotation of our common stock on the NASD OTC bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. We will not be able to obtain a quotation of our securities on the OTC Bulletin Board without a sponsoring market maker and we have not made any such arrangement. If we are unable to find a sponsoring market maker then a trading market for our common stock will not develop. Even if we are able to locate a market maker, there is no assurance that our common stock will be accepted for quotation on the OTC Bulletin Board, or if quoted, that a public market will materialize.

Securities quoted on the OTC Bulletin Board are not listed or traded on the floor of an organized national or regional stock exchange. Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting dealers in stocks. OTC Bulletin Board stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

HOLDERS

There are presently two shareholders of record of our common stock.

                             DESCRIPTION OF BUSINESS

GENERAL

We were incorporated on August 30, 2007, under the laws of the State of Nevada. We are a development stage independent motion picture producer having our principal office located at 409-903 19th Avenue SW, Calgary, AB. Our telephone number is (403) 399-6402. Our facsimile number is (866) 900-0582. Our website is presently being developed and will be located on the Internet at www.starflick.com. It is expected to be fully operational by January 31, 2008.

We are in the business of developing, producing, marketing and distributing low-budget feature-length films. We have not commenced business operations. To date, our business activities have been limited to organizational matters, acquiring film rights, developing our website and the preparation and filing of the registration statement of which this prospectus is a part.

We presently own all right, title and interest in and to a feature length motion picture entitled "Not That Kind of Girl," that was produced by our President and acquired from him for $40,000 (see Certain Relationships and Related Transactions). Not That Kind of Girl was produced in 2003, stars Kathleen Collins, and was directed by Zoltan Nagy. It is the story of a tragic romance between Zack, a radio disc jockey, and Jessica, an aspiring singer, and centers on Zack's attempts to rescue Jessica from her self-destructive choices.

We intend to fully exploit all rights in Not That Kind Of Girl and each film that we produce, including theatrical and non-theatrical distribution in all markets and media throughout the world. Where applicable, we also intend to pursue the publishing and promotion of associated music, the incorporation of original songs on sound tracks for subsequent use in promotion, sound track albums, story-telling records and the licensing of merchandising rights.

We currently have no employees. We may utilize independent contractors and consultants from time to time to assist in developing, producing and promoting our motion pictures. Independent contractors are generally paid on a commission, hourly or job-related basis, depending on the services being performed.

We have no plans, arrangements, commitments, or understandings to engage in a merger or acquisition with another company.

OUR BUSINESS

We are committed to the development and production of commercially salable feature-length motion pictures having budgets of up to $5 million, but which have enduring value in all media. We anticipate not only acquiring rights and producing motion pictures but also capitalizing on other marketing opportunities associated with these properties.

We do not have sufficient capital to independently finance our own productions. We intend to rely on outside sources of financing for all film production activities. We plan to use most of our available capital to finance film development by acquiring options to existing screenplays and commissioning new screenplays, pre-production and marketing.

Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to produce commercially successful motion picture films. In order to succeed, we must develop or acquire screenplays appropriate for production and distribution. We intend to rely on our President's access to and relationships with, creative talent, including writers, actors and directors to find suitable existing screenplays. We also intend to rely upon our website to identify a story or concept that can be developed into a new screenplay.

Our website is being developed and is expected to be fully operational by January 31, 2008. The purpose of our website is to encourage the submission of short films (less than 11 minutes) and trailers. Posting a submission on our website will cost $19.95. Submission fees are intended to defray our operational costs, and we do not expect them to result in positive revenue. All submissions may be viewed by any visitor to our website free of charge.
Visitors may vote online for their favorite submission. At the end of each calendar year, commencing in 2008, we will offer the director of the submission receiving the most votes on our website an opportunity to direct a feature film based on the submission. To this end, we will also commission a feature-length screenplay to be written by a professional writer, based on the submission. We will exclusively own all right title and interest in and to the screenplay and any film derived from it. We may make similar offers in respect of other submissions.

We plan to employ a flexible strategy in developing and producing our motion picture and film properties. We will use our own capital and financial resources to develop a project to the point where it is ready to go into production. For each motion picture, we will assemble a business plan for presentation to prospective investors and financiers, consisting of the screenplay, a budget, shooting schedule, production board and the commitment by a recognizable actor or director.

We believe that we should be able to secure recognizable talent based on the attractiveness of the screenplay but we may also offer, as an added incentive, grants of our stock or options to acquire our stock. We will then secure the financing to produce the movie and make it available for distribution. The financing may come from federal and provincial governments, financial institutions, lenders with profit participation, advances from distribution companies, accredited investors or a combination of outside sources.

By developing a film project to this advanced stage, we believe that we will be able to maximize our leverage in negotiating production and financing arrangements. Nevertheless, there may be situations when we may benefit from financial assistance at an earlier stage. These occasions may be necessary as a result of lengthy development of a screenplay, the desirability of commissioning a screenplay by a highly paid writer, the acquisition of an expensive underlying work, or a significant financial commitment to a director or star.

It is common for motion picture producers to grant contractual rights to actors, directors, screenwriters, and other creative and financial contributors to share in revenue or net profits from the motion picture. Except for the most sought-after talent, these third-party participants are generally paid after all distribution fees, marketing expenses, direct production costs and financing costs are recouped in full. We plan to be flexible in compensating talent. We are not adverse to entering into profit sharing arrangements. We will also consider the use of our securities to reward the actors and other participants in a successful motion picture.

Motion picture revenue is derived from the worldwide licensing of a film to several distinct markets, each having its own distribution network and potential for profit. The selection of the distributor for each of our feature films will depend upon a number of factors. Our most basic criterion is whether the distributor has the ability to secure bookings for the exhibition of the film on satisfactory terms. We will consider whether, when and in what amount the distributor will make advances to us. We will also consider the amount and manner of computing distribution fees and the extent to which the distributor will guarantee certain print, advertising and promotional expenditures. We will not attempt to obtain financing for the production of a particular film unless we believe that adequate distribution arrangements for the film can be made.

No assurance can be given that our motion pictures, if produced, will be distributed and, if distributed, will return our initial investment or make a profit. To achieve the goal of producing profitable feature films, we plan to be extremely selective in our choice of literary properties and exercise a high degree of control over the cost of production. Although we plan to produce films that will generate substantial box office receipts, we will produce our films in a fiscally conservative manner. We believe that it is possible for a feature film to return the initial investment and show a profit based on an average box office run, with residuals from the sale of ancillary rights adding to cash flow in future years. By keeping strict control of our costs, we will strive for consistent and profitable returns on our investment.

FEATURE FILM PRODUCTION

Feature film production does not require the ownership of expensive equipment. All the necessary equipment needed to engage in every aspect of the film production process can be rented or borrowed for the period in which it is needed. This is standard operating procedure for all production companies within the industry and we plan to follow this procedure in our productions. Such rentals and temporary equipment are accounted for in the budget of each film in what are called the "below the line" costs that are directly charged to the production or the cost of "manufacturing" the film. We plan to rent whatever equipment is needed for the shortest period of time and to coordinate its use to avoid idle time.

Essential to our success will be the production of high quality films having budgets of $5 million or less that have the potential to be profitable. We will not engage in the production of X-rated material. We plan to make motion pictures that appeal to the tastes of the vast majority of the movie-going public. Our films will be cast into a wide range of genres, with our initial focus being on suspense, drama, and comedy. All our films will be suitable for domestic and international theatrical exhibition, pay cable, network and syndicated television, as well as all other ancillary markets.

The low budgets within which we intend to operate will serve the dual purpose of being low enough to limit our downside exposure and high enough to pay for a feature film with accomplished actors or directors that appeal to the major markets. The market pull of the talent to be used must justify their fees by helping to attract advances. Our budgets must remain small enough so that a large percentage of our capital is not put at risk. We intend to produce projects with built-in break-even levels that can be reached with ancillary and foreign distribution revenue. If the movie crosses-over into a wide national distribution release, we can potentially generate a large profit because our share is not limited as with ancillary and foreign revenue.

In order to produce quality motion pictures for relatively modest budgets, we will seek to avoid the high operating expenses that are typical of major U.S. studio productions. We do not plan on having high overhead caused by large staff, interest charges, substantial fixed assets, and investment in a large number of projects that are never produced. We believe that by maintaining a smaller, more flexible staff, with fewer established organizational restrictions we can further reduce costs through better time management than is possible in a major studio production.

We also plan to enter into co-productions with experienced and qualified production companies in order to become a consistent supplier of motion pictures to distributors in the world markets. With dependable and consistent delivery of product to these markets, we believe that distribution arrangements can be structured that will be equivalent to the arrangements made by major studios.
We do not want to relinquish control of our productions, so we intend to provide up to 50% of the required funds. We may obtain our portion of the production costs from third parties in the form of debt financing, profit participation or such financing, and as such, we may be required to relinquish control of the project. If we lose control of the project then we will likely be unable to influence the production, sale, distribution or licensing of the film.

Primary responsibility for the overall planning, financing and production of each motion picture will rest with our management. For each motion picture we will employ an independent film director who will be responsible for, or involved with, many of the creative elements, such as direction, photography, and editing. All decisions will be subject to budgetary restrictions and our business control, although we will permit an independent director to retain reasonable artistic control of the project, consistent with its completion within strict budget guidelines and the commercial requirements of the picture.

FINANCING STRATEGY

We will not be able to produce a feature film on our own with the proceeds of this offering without additional outside financing and the deferral of certain production costs. Wherever possible we will attempt to make arrangements with providers of goods and services to defer payment until a later stage in the production and financing cycle. Once a film package has been assembled, there are various methods to obtain the funds needed to complete the production of a motion picture. Examples of financing alternatives include the assignment of our rights in a film to a joint venture or a co-producer. Alternatively, we may form a limited liability company or partnership where we will be the managing member or the general partner. We may also obtain favorable pre-release sales or pre-licensing commitments from various end-users such as independent domestic distributors, foreign distributors, cable networks, and video distributors. These various techniques, which are commonly used in the industry, can be combined to finance a project without a major studio financial commitment. We do not intend to sell shares of our capital stock to finance the production of any film.

By virtue of our location in Canada, we may be able to obtain financial support from the Canadian federal and provincial governments. By operating in Canada, we expect to be able to borrow against tax credits obtained through Canadian federal and provincial production services tax credits. These tax credits will enable to us to recover 27% to 33% of eligible labor costs, or approximately 13.5% to 16.5% of our total production budget. Canadian banks commonly allow producers to borrow against such tax credits in producing motion pictures. Our location in Canada may also allow us to access foreign government financing through international co-productions with treaty countries.

We may use any one or a combination of these or other techniques to finance our films. We anticipate that any financing method will permit us to maintain control over the production. There can be no assurance that we will be able to successfully arrange for such additional financing and to the extent we are unsuccessful, our production activities may be adversely affected.

As part of our financing strategy, we may use some of the proceeds of this offering that are allocated to movie production to be used as an advance payment to secure the services of a star actor. This will assure the actor's services and will assist us in obtaining financing to produce the movie.

DISTRIBUTION ARRANGEMENTS

Effective distribution is critical to the economic success of a feature film, particularly when made by an independent production company. We have not as yet negotiated any distribution agreements.

We intend to release our films in the United States through existing distribution companies, primarily independent distributors. We will retain the right for ourselves to market the films on a territory-by-territory basis throughout the rest of the world and to market television and other uses separately. In many instances, depending upon the nature of distribution terms available, it may be advantageous or necessary for us to license all, or substantially all, distribution rights through one major distributor.

It is not possible to predict, with certainty, the nature of the distribution arrangements, if any, that we may secure for our motion pictures.

To the extent that we engage in foreign distribution of our films, we will be subject to all of the additional risks of doing business abroad including, but not limited to, government censorship, currency fluctuations, exchange controls, greater risk of "piracy" copying, and licensing or qualification fees.

COMPETITION

The motion picture industry is intensely competitive. Competition comes from companies within the same business and companies in other entertainment media that create alternative forms of leisure entertainment. The industry is currently evolving such that certain multinational multimedia firms will be able to dominate because of their control over key film, magazine, and television content, as well as key network and cable outlets. These organizations have numerous competitive advantages, such as the ability to acquire financing for their projects and to make favorable arrangements for the distribution of completed films.

We will be competing with the major film studios that dominate the motion picture industry. Some of these firms we compete with include: Lion's Gate Entertainment, Twentieth Century Fox; AOL Time Warner's Warner Bros. including Turner, New Line Cinema and Castle Rock Entertainment; Viacom's Paramount Pictures; Vivendi Universal's Universal Studios; Sony Corp.'s Sony Pictures including Columbia and TriStar; Walt Disney Company's Buena Vista, Touchstone and Miramax and Metro-Goldwyn-Mayer including MGM Pictures, UA Pictures, Orion and Goldwyn. We will also compete with numerous independent motion picture production companies, television networks, and pay television systems, for the acquisition of literary properties, the services of performing artists, directors, producers, and other creative and technical personnel, and production financing. Nearly all of our competitors are organizations of substantially larger size and capacity, with far greater financial and personnel resources and longer operating histories, and may be better able to acquire properties, personnel and financing, and enter into more favorable distribution agreements. Our success will depend on public taste, which is both unpredictable and susceptible to rapid change.

As an independent film production company, we most likely will not have the backing of a major studio for production and distribution support.
Consequently, we may not be able to complete a motion picture. If we do, we may not be able to make arrangements for exhibition in theaters. Our success in theaters may determine our success in other media markets.

In order to be competitive, we intend to create independent motion pictures of aesthetic and narrative quality comparable to the major film studios that appeal to a wide range of public taste both in the United States and abroad. By producing our films in Canada we believe that we will be able to significantly reduce production costs, and thereby offer our films to distributors at extremely competitive pricing. We plan to be very selective when developing screenplays. We plan to produce our motion pictures efficiently, by employing talented and established professionals with experience in the industry. Also, we plan on exploiting all methods of distribution available to motion pictures.

INTELLECTUAL PROPERTY RIGHTS

Rights to motion pictures are granted legal protection under the copyright laws of the United States and most foreign countries, including Canada. These laws provide substantial civil and criminal penalties for unauthorized duplication and exhibition of motion pictures. Motion pictures, musical works, sound recordings, artwork, and still photography are separately subject to copyright under most copyright laws. We plan to take appropriate and reasonable measures to secure, protect, and maintain copyright protection for all of our pictures under the laws of the applicable jurisdictions. Motion picture piracy is an industry-wide problem. Our industry trade association provides a piracy hotline and investigates all piracy reports. The results of such investigations may warrant legal action, by the owner of the rights, and, depending on the scope of the piracy, investigation by the Federal Bureau of Investigation and/or the Royal Canadian Mounted Police with the possibility of criminal prosecution.

Under the copyright laws of Canada and the United States, copyright in a motion picture is automatically secured when the work is created and "fixed" in a copy. We intend to register our films for copyright with both the Canadian Copyright Office and the United States Copyright Office. Both offices will register claims to copyright and issue certificates of registration but neither will "grant" or "issue" copyrights. Only the expression (camera work, dialogue, sounds, etc.) fixed in a motion picture can be protected under copyright. Copyright in both Canada and the United States does not cover the idea or concept behind the work or any characters portrayed in the work. Registration with the appropriate office establishes a public record of the copyright claim.

Ordinarily, a number of individuals contribute authorship to a motion picture, including the writer, director, producer, camera operator, editor, and others. Under the laws of both Canada and the United States, these individuals are not always considered the "authors," however, because a motion picture is frequently a "work made for hire." In the case of a work made for hire, the employer, not the individuals who actually created the work, is considered the author for copyright purposes. We intend all of our films to be works made for hire in which we will be the authors and thereby own the copyright to our films.

Canada's copyright law is distinguished from that of the United States by recognizing the moral rights of authors. Moral rights refer to the rights of authors to have their names associated with their work, and the right to not have their work distorted, mutilated or otherwise modified, or used in association with a product, service, cause or institution in a way that is prejudicial to their honor or reputation. Moral rights cannot be sold or transferred, but they can be waived. We intend that all individuals who contribute to the creation of any of our motion pictures will be required to waive any such moral rights that they may have in the motion picture.

For copyright purposes, publication of a motion picture takes place when one or more copies are distributed to the public by sale, rental, lease or lending, or when an offering is made to distribute copies to a group of persons

(wholesalers, retailers, broadcasters, motion picture distributors, and the like) for purposes of further distribution or public performance. A work that is created (fixed in tangible form for the first time) on or after January 1, 1978, is automatically protected from the moment of its creation and is ordinarily given a term enduring for the author's life plus an additional 70 years after the author's death. For works made for hire, the duration of copyright will be 95 years from publication or 120 years from creation, whichever is shorter.

Although we plan to copyright all of our film properties and projects, there is no practical protection from films being copied by others without payment to us, especially overseas. We may lose an indeterminate amount of revenue as a result of motion picture piracy. Being a small company, with limited resources, it will be difficult, if not impossible, to pursue our various remedies.

Motion picture piracy is an international as well as a domestic problem. It is extensive in many parts of the world. In addition to the Motion Picture Association of America, the Motion Picture Export Association, the American Film Marketing Association, and the American Film Export Association monitor the progress and efforts made by various countries to limit or prevent piracy. In the past, these various trade associations have enacted voluntary embargoes of motion picture exports to certain countries in order to pressure the governments of those countries to become more aggressive in preventing motion picture piracy. The United States government has publicly considered trade sanctions against specific countries that do not prevent copyright infringement of American motion pictures. There can be no assurance that voluntary industry embargoes or United States government trade sanctions will be enacted. If enacted, such actions may impact the revenue that we realize from the international exploitation of our motion pictures. If not enacted or if other measures are not taken, the motion picture industry, including us, may lose an indeterminate amount of revenue as a result of motion picture piracy.

CENSORSHIP

An industry trade association, the Motion Picture Association of America, assigns ratings for age group suitability for domestic theatrical distribution of motion pictures under the auspices of its Code and Rating Administration. The film distributor generally submits its film to the Code and Rating Administration for a rating. We plan to follow the practice of submitting our motion pictures for ratings.

Television networks and stations in the United States as well as some foreign governments may impose additional restrictions on the content of a motion picture that may wholly or partially restrict exhibition on television or in a particular territory.

We will not engage in the production of X-rated material. We plan to make motion pictures that appeal to the tastes of the vast majority of the movie-going public. We plan to produce our motion pictures so there will be no material restrictions on exhibition in any major market or media. This policy may require production of "cover" shots or different photography and recording of certain scenes for insertion in versions of a motion picture exhibited on television or theatrically in certain territories.

There can be no assurance that current and future restrictions on the content of our films may not limit or affect our ability to exhibit our pictures in certain territories and media.

Theatrical distribution of motion pictures, in a number of states and certain jurisdictions, is subject to provisions of trade practice laws passed in those jurisdictions. These laws generally seek to eliminate the practice known as "blind bidding" and prohibit the licensing of films unless theater owners are invited to attend screenings of the film first. In certain instances, these laws also prohibit payment of advances and guarantees to film distributors by exhibitors.

LABOR LAWS

We are aware that the cost of producing and distributing filmed entertainment has increased substantially in recent years. This is due, among other things, to the increasing demands of creative talent as well as industry-wide collective bargaining agreements. Many of the screenplay writers, performers, directors and technical personnel in the entertainment industry who will be involved in our productions are members of guilds or unions that bargain collectively on an industry-wide basis. We have found that actions by these guilds or unions can result in increased costs of production and can occasionally disrupt production operations. If such actions impede our ability to operate or produce a motion picture, it may substantially harm our ability to earn revenue.

We will use non-unionized talent whenever possible to reduce our costs of production. Notwithstanding, many individuals associated with our productions, including actors, writers and directors, will be members of guilds or unions, that bargain collectively with producers on an industry-wide basis from time to time. Our operations will be dependent upon our compliance with the provisions of collective bargaining agreements governing relationships with these guilds and unions. Strikes or other work stoppages by members of these unions could delay or disrupt our activities. The extent to which the existence of collective bargaining agreements may affect us in the future is not currently determinable.

                             DESCRIPTION OF PROPERTY

We are presently using office space in Calgary, Alberta, provided at no cost by our President. If we are able to sell all of the offered shares, we intend to lease office 1,000 square feet of office space in the Calgary region.

                                PLAN OF OPERATION

THE FOLLOWING DISCUSSION AND ANALYSIS OF OUR PLAN OF OPERATION SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS AND THE RELATED NOTES. THIS DISCUSSION CONTAINS FORWARD-LOOKING STATEMENTS BASED UPON CURRENT EXPECTATIONS THAT INVOLVE RISKS AND UNCERTAINTIES, SUCH AS OUR PLANS, OBJECTIVES, EXPECTATIONS AND INTENTIONS. OUR ACTUAL RESULTS AND THE TIMING OF CERTAIN EVENTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH UNDER "RISK FACTORS," "DESCRIPTION OF BUSINESS" AND ELSEWHERE IN THIS PROSPECTUS. SEE "RISK FACTORS" AND "DESCRIPTION OF BUSINESS".

Upon completing this offering, we intend to develop screenplays that can be produced into commercially successful motion pictures having budgets of $5 million or less. Such development will include the purchase of exclusive options to acquire existing screenplays and the commissioning of a screenplay based on a submission to our website. We plan to complete this development by March 1, 2009. To date, we have not secured any options to acquire screenplays or entered into any agreements regarding any other development projects.

Our website, located on the Internet at www.starflick.com, is being developed and is expected to be fully operational by January 31, 2008. We expect the final development cost of our website to be $43,000. To the extent that we are unable to sell all of the offered shares, our President will advance sufficient funds to complete development of our website.

The purpose of our website is to encourage the submission of short films (less than 11 minutes) and trailers by aspiring filmmakers. Posting a submission on our website will cost $19.95. Submission fees are intended to defray our operating costs and we do not expect them to result in positive revenue. All submissions may be viewed by any visitor to our website free of charge. Visitors may vote online for their favorite submission.

At the end of each calendar year, commencing in 2008, we will offer the director of the submission receiving the most votes on our website an opportunity to direct a feature film based on the submission. To this end, we will also commission a feature-length screenplay to be written by a professional writer, based on the submission. We will exclusively own all right title and interest in and to the underlying screenplay and any film derived from it. We may make similar offers in respect of other submissions.

The minimum script fee for productions subject to the Independent Production Agreement (the "IPA") between the Writers' Guild of Canada and the Canadian Film and Television Production Association ("CFTPA") is approximately $40,000 per script. Small, independent producers, like Giddy-up Productions, are not members of the CFTPA and are not bound by the IPA or its minimum script fee. Script fees in Canada are highly negotiable for small, independent producers, beginning at approximately $5,000 per script, and increasing with the experience and notoriety of the writer. We have set the upper threshold for our commissioned screenwriting budget at $10,000 per script. This amount was arbitrarily determined by our management based on their experience and assessment of our requirements.

The number of screenplays to which we will be able to secure production rights during the development stage will depend upon the success of this offering. We plan to develop at least one screenplay based on the submission to our website that receives the most votes in 2008, regardless of the number of shares we sell in this offering. If the proceeds from this offering are insufficient to pay for such development, our President will advance up to $10,000 on our behalf in this regard. If we sell 50% of our offering (1,000,000 shares) we expect to have options to acquire two screenplays plus the commissioned screenplay. If we are successful in selling 75% of this offering (1,500,000 shares), we plan to have options to acquire five screenplays in addition to the commissioned screenplay.

We intend to be very selective when choosing literary properties to develop.
All stories must be character driven, with a gripping plot, engaging characters, and subplots that are inextricably interwoven with the main plot. They must appeal to a mass audience with a rating of PG, PG-13 or R, and should be within the genres of suspense, drama or comedy. No screenplay that we select or develop will require more than three main characters, five minor characters, fifteen bit characters. Scripts cannot require more than 150 extras throughout the entire production, or more than 80 extras in any single scene. Stories should take place between 35-42 different locations, but production must be limited to no more than 10-20 physical locations. Scenes must be limited to 16-21 interior and 14-18 exterior, with approximately 80% synchronous sound. We will not consider any scripts that require more than two special effects scenes, location scenes involving talent, staff or crew travel or per diems, futuristic or period sets, props or wardrobe.

In addition to developing screenplays, we intend to pursue distribution of Not That Kind Of Girl for exploitation in all markets and media. If we are unable to obtain any satisfactory distribution arrangements, we may consider selling all rights to Not That Kind Of Girl outright. It is impossible to predict how long it may take for us to obtain distribution or sale of Not That Kind Of Girl, or what the value of any such distribution or sale would be. There can be no assurance that we will obtain satisfactory distribution arrangements for Not That Kind Of Girl, or that we will be able to sell it.

We will not be able to produce a feature film with the proceeds of this offering, regardless of the amount raised, without additional outside financing and cost deferral. We do not intend to finance the production of any film by selling shares of our capital stock, but rather, through a variety of outside sources. We will apply for funding through the Canadian federal and provincial governments, and for production services tax credits. We will attempt to obtain favorable pre-release sales or pre-licensing commitments from independent U.S. distributors, foreign distributors, cable networks, and video distributors. We will request that providers of goods and services accept deferred payment arrangements. We also may assign a portion of our film rights to a joint venture or a co-producer. In addition, we will consider the formation of a limited liability company or partnership for which we will act as managing member or general partner and privately offer membership or partnership interests to film venture capitalists. We do not have any present plans, proposals, arrangements or understandings with any parties that will provide production financing. If we are unable to obtain production financing for any film, then we may be compelled to abandon production of the film.

By March 1, 2009, we will select one of our developed screenplays for pre-production. Our choice of screenplay for pre-production will be dependent upon various factors including cost, location, marketability and producer availability. During the pre-production stage, we will prepare a business plan for the film to present to prospective investors and financiers. We will also attempt to obtain the commitment of a recognizable actor or director, secure the services of a co-producer, finalize the screenplay, and prepare a budget, preliminary shooting schedule and production board. The commitment of a recognizable acting or directing talent is often useful to secure production financing. There can be no assurance that we will be able to secure a recognizable actor or director for our films, which may hinder our ability to obtain financing.

The business plan, together with the screenplay, budget, shooting schedule, production board and any talent commitment will then be presented to prospective investors and financiers by our management. We estimate that it will take four months to complete the pre-production of a film to the point that a business plan can be presented, and cost approximately $12,000.

If we are successful in obtaining sufficient production financing for a motion picture, then we will complete pre-production of the picture, including the hiring of a production team; hiring a casting director to submit the screenplay to appropriate actors as recommended by their agents or as deemed appropriate by us; developing relationships with foreign sales companies to pre-sell foreign film distribution rights; and finalizing shooting location arrangements. We anticipate that it will take a further three months to complete pre-production of the motion picture once we have obtained our financing.

Having completed the pre-production of a motion picture, we will commence production. The duration of principal photography is established by the shooting schedule during pre-production, with allowances for delays caused by such things as inclement weather, illness, injury, location unavailability. We intend to limit principal photography of any of our motion pictures to a total of three months. We estimate that it will that post-production will take four months to complete. This includes editing, sound, mixing and the final print. We do not intend to make any films that cost more than $5 million for production and post-production.

We will not earn revenue from the production of a motion picture unless we sell or license our film to a distributor. As such, effective distribution agreements will be critical to our economic success. We have not as yet negotiated agreements for the distribution of our films. We will attempt to pre-sell distribution rights during the pre-production stage in order to obtain financing for our motion pictures. If we are unsuccessful in pre-selling distribution rights, we will be required to obtain a distribution deal after post-production. We intend to market our films through personal contacts of our officers, and through a film representation company. We expect that the cost of retaining a film representation company will be $2,500 per film.

We intend to release our films in the United States through existing distribution companies, primarily independent distributors. We will retain the right for ourselves to market the films on a territory-by-territory basis throughout the rest of the world and to market television and other uses separately. In many instances, depending upon the nature of distribution terms available, it may be advantageous or necessary for us to license all, or substantially all, distribution rights through one major distributor. It is not possible to predict, with certainty, the nature of the distribution arrangements, if any, which we may secure for our motion pictures.

To the extent that we engage in foreign distribution of our films, we will be subject to all of the additional risks of doing business abroad including, but not limited to, government censorship, currency fluctuations, exchange controls, greater risk of "piracy" copying, and licensing or qualification fees.

If we are unable to obtain theatrical distribution on acceptable terms, we may evaluate other alternatives such as retaining a distributor as an independent contractor or bypassing theatrical distribution altogether. If we retain a distributor as an independent contractor we may need to seek additional financing to cover this cost, which we anticipate will be $50,000 to $100,000 per film. If we bypass theatrical distribution and attempt to release our films directly to pay cable or home video, we will probably not generate enough revenues to become profitable. If we are unable to obtain adequate distribution, we may not have the ability to generate revenues.

We do not intend to hire any employees during the next 12 months. Instead, we will utilize independent contractors, consultants, and other non-employee creative personnel to assist in the development and pre-production of our motion pictures as needed.

We intend to purchase a digital camera from the proceeds of this offering. We do not plan to purchase any other significant equipment during the next 12 months.

RESULTS OF OPERATIONS

We did not earn any revenue during the period from inception on August 30, 2007 to November 30, 2007. We do not anticipate earning revenue until such time as we are able to sell the distribution rights to a motion picture. We are presently in the development stage of our business and we can provide no assurance that Not That Kind Of Girl or any motion picture that we produce will be commercially successful.

We incurred operating expenses in the amount of $26,191 for the period from inception on August 30, 2007 to November 30, 2007. These operating expenses were entirely due to legal costs involved in the organization of our company and consulting fees paid for the preparation of this prospectus. We anticipate that our operating expenses will increase significantly once we commence operations.

LIQUIDITY AND CAPITAL RESOURCES

Our business is in the early stages of development. We have not earned any revenue to date. As of November 30, 2007 we had total assets of $27,585 comprised of cash and cash equivalents of $10,135, prepaid expenses of $6,637and the feature-length film, "Not That Kind Of Girl," that we acquired from our President for its original cost of $10,813. Our total liabilities are $42,463 comprised of a promissory note of $10,000, accounts payable and accrued liabilities of $4,876 and debt owing to a director of the Company ($27,587) for the estimated cost of preparation of this registration statement of which this prospectus forms a part. We intend to repay the amount presently owing to our directors from the proceeds of this offering.

Since inception on August 30, 2007, our business activities have been entirely financed by our directors. On November 12, 2007, we issued an unsecured promissory note in the amount of $10,000 to our President. The promissory note accrues interest at the rate of five per cent per year and is due and payable on demand. Proceeds of the note were used to pay for startup costs, accounting fees, and miscellaneous expenses.

We do not have sufficient working capital to meet the anticipated cash requirements of our business plan for the next 12 months. We are dependent upon the proceeds from this offering to implement our business plan. The net proceeds from the sale of all of our offering will be sufficient to meet the anticipated cash requirements of our business plan for at least the next 12 months. To the extent that we are unable to sell all of the offered shares, our President will advance sufficient funds on our behalf to pay for development of our website, marketing of "Not That Kind Of Girl", and professional fees for the next 12 months of operations. We will be required to seek additional financing to fund our other business objectives.

We anticipate that any additional funding that we require will be in the form of equity financing from the sale of our common stock. There is no assurance, however, that we will be able to raise sufficient funding from the sale of our common stock. The risky nature of this enterprise and lack of tangible assets places debt financing beyond the credit-worthiness required by most banks or typical investors of corporate debt until such time as an economically viable mine can be demonstrated. We do not have any arrangements in place for any future equity financing. If we are unable to secure additional funding, we will cease or suspend operations. We have no plans, arrangements or contingencies in place in the event that we cease operations.

                                LEGAL PROCEEDINGS

Neither Giddy-up Productions Inc., nor any of its officers or directors is a party to any material legal proceeding or litigation and such persons know of no material legal proceeding or contemplated or threatened litigation. There are no judgments against Giddy-up or its officers or directors. None of our officers or directors have been convicted of a felony or misdemeanor relating to securities or performance in corporate office.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following sets forth our directors, executive officers, promoters and control persons, their ages, and all offices and positions held. Directors are elected for a period of one year and thereafter serve until their successor is duly elected by the shareholders. Officers and other employees serve at the will of the Board of Directors.

----------------------------------------------------
                                         TERM PERIOD
                                           SERVED AS
NAME         POSITION          AGE  DIRECTOR/OFFICER
----------------------------------------------------
Zoltan Nagy  CEO, President,    41   2007 to present
             Treasurer,
             Secretary,
             director
----------------------------------------------------
Marnie Kuhn  director           40   2007 to present
====================================================

Zoltan Nagy has served as our President, Chief Executive Officer, Treasurer, Secretary and a director as of August 2007. Since 2002, he has been active in the filmed entertainment industry as an actor, production assistant, camera operator and director on several television shows, commercials and motion pictures. Mr. Nagy received a diploma in film direction from Los Angeles City College in 1993. He presently devotes 30 hours a week to our business.

Marnie Kuhn has served as a director as of September 2007. Since 2005, Ms. Kuhn has worked with Zoltan Nagy in the entertainment industry as a producer and production accountant. Previously, Ms. Kuhn was employed as a manager by Integrative Healing Arts, a naturopathic clinic. Ms. Kuhn presently devotes 2 hours per week to our business.

Mr. Nagy is the only "promoter" of our company, as defined by the Rule 405 of the Securities Act.

The address for all our officers and directors is 409 - 903 19th Avenue SW, Calgary, AB T2T 0H8.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

During the past five years none of our directors, executive officers, promoters or control persons have:

(1) had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(2) been convicted in a criminal proceeding or subject to a pending criminal proceeding;

(3) been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

(4) been found by a court of competent jurisdiction in a civil action, the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

COMMITTEES OF THE BOARD

All proceedings of the board of directors for the year ended August 31, 2007 were conducted by resolutions consented to in writing by our board of directors and filed with the minutes of the proceedings of our board of directors. We do not currently have a nominating, compensation or audit committees or committees performing similar functions nor do we have a written nominating, compensation or audit committee charter. Our board of directors does not believe that it is necessary to have such committees because it believes that the functions of such committees can be adequately performed by the board of directors.

We do not have any defined policy or procedure requirements for shareholders to submit recommendations or nominations for directors. The board of directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. We do not currently have any specific or minimum criteria for the election of nominees to the board of directors and we do not have any specific process or procedure for evaluating such nominees. The board of directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our board of directors may do so by directing a written request addressed to our President, Zoltan Nagy, at the address appearing on the first page of this prospectus.

AUDIT COMMITTEE FINANCIAL EXPERT

We do not have a standing audit committee. Our directors perform the functions usually designated to an audit committee. Our board of directors has determined that we do not have a board member that qualifies as an "audit committee financial expert" as defined in Item 401(e) of Regulation S-B, nor do we have a board member that qualifies as "independent" as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the NASD Rules.

We believe that our board of directors is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The board of directors of our company does not believe that it is necessary to have an audit committee because management believes that the functions of an audit committees can be adequately performed by the board of directors. In addition, we believe that retaining an independent director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and the fact that we have not generated any positive cash flows from operations to date.

As we generate revenue in the future, we intend to form a standing audit committee and identify and appoint a financial expert to serve on our audit committee.

                             EXECUTIVE COMPENSATION

To date we have no employees other than our officers. No compensation has been awarded, earned or paid to our officers. We have no employment agreements with any of our officers. We do not contemplate entering into any employment agreements until such time as we earn revenue.

There is no arrangement pursuant to which any director of Giddy-up Productions has been or is compensated for services provided as a director of Giddy-up Productions.

There are no stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers or directors. We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have issued common stock to the following officers, directors, promoters and beneficial owners of more than 5% of our outstanding securities.

--------------------------------------------------------------------------------
NAME         POSITION WITH COMPANY     SHARES  CONSIDERATION                DATE
--------------------------------------------------------------------------------

Zoltan Nagy  CEO, President,        8,000,000  $      40,000     August 31, 2007
             Treasurer,
             Secretary,
             director

Marnie Kuhn  director                 100,000  $         500   September 8, 2007
================================================================================

On August 31, 2007, we purchased all right, title and interest in and to a feature-length motion picture entitled "Not That Kind of Girl" from our President for consideration of $40,000. Our President agreed to accept and was issued 8,000,000 common shares of our capital stock in lieu of the $40,000 owing to him as a result of the acquisition of the motion picture. In accordance with SEC Staff Accounting Bulletin 5G "Transfers of Non-monetary Assets by Promoters or shareholders", provided that transfer of non-monetary assets to a company by its promoters or shareholders in exchange for stock prior to or at the time of the Company's initial public offering normally should be recorded at the transferor's historical cost basis determined under GAAP. Pursuant to SEC Staff Accounting Bullentin 5G, the Company has recorded the film property at its estimated original cost of $10,813 by crediting the film property with $29,187 and debiting the additional paid-in capital with $29,187.This transaction was evaluated as being fair by our directors reviewing the transaction without third party advice or consultation.

On November 12, 2007, we issued an unsecured promissory note in the amount of $10,000 to our President. The promissory note accrues interest at the rate of five per cent per year and is due and payable on demand. Proceeds of the note were used to pay for startup costs, accounting fees, and miscellaneous expenses.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of the date of this prospectus by (i) each person known by us to be a beneficial owner of more than five percent (5%) of our issued and outstanding common stock; (ii) each of our Directors and executive officers; and (iii) all our directors and executive officers as a group.

------------------------------------------------------------------------
NAME                                             NUMBER OF SHARES     %
------------------------------------------------------------------------
Zoltan Nagy                                             8,000,000    99
409 - 903 19th Avenue SW
Calgary, AB  T2T 0H8

Marnie Kuhn                                               100,000     1
409 - 903 19th Avenue SW
Calgary, AB  T2T 0H8
-----------------------------------------------------------------------
Directors and officers as a group (two persons)         8,100,000   100
=======================================================================

Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. For purposes hereof, a person is considered to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof, upon the exercise of warrants or options or the conversion of convertible securities. Each beneficial owner's percentage ownership is determined by assuming that any such warrants, options or convertible securities that are held by such person (but not those held by any other person) and which can be exercised within 60 days from the date hereof, have been exercised.

FUTURE SALES BY EXISTING STOCKHOLDERS

A total of 8,000,000 shares of common stock were issued to Zoltan Nagy, our President, on August 31, 2007. A further 100,000 shares of common stock were issued to Marnie Kuhn, a director, on September 28, 2007. The 8,100,000 shares so issued are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition. Rule 144 provides that a person may not sell more than 1% of the total outstanding shares in any three month period and the sales must be sold either in a brokers' transaction or in a transaction directly with a market maker.

Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

A total of 8,100,000 shares of our stock are currently owned by our officers and directors. They will likely sell a portion of their stock if a trading market for our common stock develops. If they do sell their stock into the market, the sales may cause the market price of the stock to drop.

Because our officers and directors will control us after this offering, regardless of the number of shares sold, our shareholders will be unable to cause a change in the course of our operations. As such, the value attributable to the right to vote is gone, which could result in a reduction in share value.

                              PLAN OF DISTRIBUTION

We offer the right to subscribe for up to 2,000,000 shares at the offering price of $0.10 per share. No compensation is to be paid to any person for the offer and sale of the shares.

Zoltan Nagy, our President, will distribute all prospectuses related to this offering. Mr. Nagy will not register as a broker-dealer under Section 15 of the Securities Exchange Act of 1934 (the "Exchange Act") in reliance upon Rule

3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of an issuer's securities and not be deemed to be a broker-dealer. These conditions are as follows:

1. The person is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act, at the time of his participation;

2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3. The person is not, at the time of their participation, an associated person of a broker-dealer; and

4. The person meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act in that he (a) primarily performs, or is intended to primarily perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (b) is not a broker-dealer, or an associated person of a broker-dealer, within the preceding twelve (12) months; and (c) does not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on paragraphs (a)(4)(i) or (a) (4) (iii) of the Exchange Act.

Mr. Nagy is not subject to disqualification, is not being compensated, and is not associated with a broker-dealer. Mr. Nagy is and will continue to be one of our officers and directors at the end of the offering and, during the last twelve months, he has not been and is not currently a broker-dealer nor associated with a broker-dealer. Mr. Nagy has not, during the last twelve months, and will not, during the next twelve months, offer or sell securities for another corporation other than in reliance on paragraphs (a)(4)(i) or (a)
(4)  (iii)  of  the  Exchange  Act.

There is currently no trading market for our common stock, and there can be no assurance that any trading market will develop in the future.

PENNY STOCK REGULATION

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Commission, that:

     contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
     contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;
     contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
     contains a toll-free telephone number for inquiries on disciplinary actions defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
     contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation.

The broker-dealer also must provide the customer with the following, prior to proceeding with any transaction in a penny stock:

     bid  and  offer  quotations  for  the  penny  stock;
     details of the compensation of the broker-dealer and its salesperson in the transaction;
     the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
     monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

TERMS OF SALE OF THE SHARES

We will be selling a maximum of 2,000,000 shares of our common stock on a best efforts basis. There is no minimum amount of shares that must be sold in this offering, and we have not established any escrow account to receive subscription payments. We will have immediate access to the proceeds of this offering. Once a subscription is accepted, it is irrevocable and cannot be withdrawn by the subscriber.

We reserve the right to completely or partially accept or reject any subscription for shares offered in this offering, for any reason or for no reason.

Any change in the material terms of this offering after the effective date of this Prospectus will terminate the original offer and will entitle any subscribers to a refund of their investment. Material changes include the following: an extension of the offering period beyond the 12 months currently contemplated; a change in the offering price; and, a change in the application of proceeds. If there is a change in the material terms of this offering, any new offering may be made by means of a post-effective amendment.

METHOD OF SUBSCRIBING

Persons may subscribe by filling in and signing the subscription agreement, and delivering it, prior to the expiration date, to us. The subscription price of $0.10 per share must be paid in cash, by wire transfer or by check, bank draft or postal express money order payable in United States dollars to our credit.

EXPIRATION DATE

This offering will remain open until the earlier of the date that all shares offered in this offering are sold and 12 months after the date of this prospectus. We may cease our selling efforts at any time for any reason whatsoever.

                            DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 100,000,000 shares of common stock at a par value of $0.0001 per share and 100,000,000 shares of preferred stock at a par value of $0.0001 per share.

COMMON STOCK

As of the date of this prospectus, there are 8,100,000 issued and outstanding shares of our common stock held by two stockholders of record. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. At all meetings of shareholders, except where otherwise provided by statute or by the Articles of Incorporation, or by these Bylaws, the presence, in person or by proxy duly authorized, of the holder or holders of not less than twenty percent (20%) of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business. A vote by the holders of a majority of our outstanding shares is required to effect certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of our common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

PREFERRED  STOCK

We have authorized 100,000,000 shares of preferred stock at a par value of $0.0001 per share. We have no shares of preferred stock outstanding as of the date of this prospectus.

DIVIDEND  POLICY

We have not declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

SHARE  PURCHASE  WARRANTS

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have outstanding any options to purchase shares of our common stock.

CONVERTIBLE  SECURITIES

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

NEVADA  ANTI-TAKEOVER  LAWS

The Nevada Revised Statutes Sections 78.378 through 78.3793, under certain circumstances, place restrictions upon the acquisition of a controlling interest in a Nevada corporation, including the potential requirements of shareholder approval and the granting of dissenters' rights in connection with such an acquisition. These provisions could have the effect of delaying or preventing a change in control of our company.

TRANSFER  AGENT

Our transfer agent and registrar is Holladay Stock Transfer, Inc., located at 2939 North 67th Place, Scottsdale, Arizona, 85251, telephone (480) 481-3940.

      DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
                                   LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes, our Articles of Incorporation and our Bylaws. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to our Articles of Incorporation or provisions of the Nevada Business Corporations Act, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question, whether or not such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  LEGAL MATTERS

The validity of the shares of common stock offered by us was passed upon by Conrad C. Lysiak, Attorney and Counselor at Law in Spokane, Washington.

                                     EXPERTS

Our financial statements as of August 31, 2007 appearing in this Prospectus and Registration Statement have been audited by Vellmer & Chang, Chartered Accountants, an independent registered public accounting firm and are included in reliance upon the report therein included, given on the authority of such firm as experts in auditing and accounting.

     CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
                                   DISCLOSURE

In September 2007, we engaged the services of Vellmer & Chang, Chartered Accountants, of Vancouver, British Columbia, to provide an audit of our financial statements for the period from August 30, 2007 (inception) to August 31, 2007. This is our first auditor. We have no disagreements with our auditor through the date of this prospectus.

                              AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as apart of that registration statement and does not contain all of the information contained in the registration statement and exhibits. For a more complete description of matters involving us, please refer to our registration statement and each exhibit attached to it. Anyone may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, NE, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. In addition, we will file electronic versions of our annual and quarterly reports on the Commission's Electronic Data Gathering Analysis and Retrieval, or EDGAR System. Our registration statement and the referenced exhibits can also be found on this site as well as our quarterly and annual reports. We will not send the annual report to our shareholders unless requested by the individual shareholders.

                          INDEX TO FINANCIAL STATEMENTS

                           GIDDY-UP PRODUCTIONS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                                                                           Pages

      FINANCIAL STATEMENTS FOR THE THREE MONTH PERIOD ENDED NOVEMBER 30, 2007
                                   (UNAUDITED)

Balance Sheets                                                               F-2
Statements of Stockholders' Equity (Deficiency)                              F-3
Statements of Operations                                                     F-4
Statements of Cash Flows                                                     F-5
Notes to Financial Statements                                       F-6 thru F-9

  FINANCIAL STATEMENTS FOR THE PERIOD FROM INCEPTION (AUGUST 30, 2007)
                                TO AUGUST 31, 2007

Report of Independent Registered Public Accounting Firm                     F-10
Balance Sheet                                                               F-11
Statement of Stockholders Equity                                            F-12
Statement of Operations and Deficit                                         F-13
Statement of Cash Flows                                                     F-14
Notes to Financial Statements                                     F-15 thru F-18


GIDDY-UP PRODUCTIONS, INC.
(A development stage company)

Balance Sheets
November 30, 2007
(Unaudited - Prepared by Management)
(EXPRESSED IN U.S. DOLLARS)
-----------------------------------------------------------------------------------------------
                                                          November 30, 2007    August 31, 2007
-----------------------------------------------------------------------------------------------
ASSETS

CURRENT
  Cash                                                   $           10,135   $
  Prepaid expense                                                     6,637             20,000
-----------------------------------------------------------------------------------------------

CURRENT ASSETS                                                       16,772             20,000

FILM PROPERTY (Note 3)                                               10,813             10,813
-----------------------------------------------------------------------------------------------

TOTAL ASSETS                                             $           27,585   $         30,813
===============================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES

CURRENT
  Promissory note - related party                        $           10,000   $              -
  Accounts payable and accrued liabilities                            4,876              1,055
  Due to a director                                                  27,587             20,000
-----------------------------------------------------------------------------------------------

TOTAL LIABILITIES                                                    42,463             21,055
-----------------------------------------------------------------------------------------------

STOCKHOLDERS' EQUITY (DEFICIENCY)

SHARE CAPITAL

  Authorized:
    100,000,000 preferred shares, par value $0.0001
    100,000,000 common shares, par value $0.0001

  Issued and outstanding:
    Nil preferred shares
    8,100,000 common shares                                             810                800

ADDITIONAL PAID-IN CAPITAL                                           10,503             10,013

(DEFICIT) ACCUMULATED DURING THE DEVELOPMENT STAGE                  (26,191)            (1,055)
-----------------------------------------------------------------------------------------------

TOTAL STOCKHOLDERS' EQUITY (DEFICIENCY)                             (14,878)             9,758
-----------------------------------------------------------------------------------------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)  $           27,585   $         30,813
===============================================================================================

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.


GIDDY-UP PRODUCTIONS, INC.
(A development stage company)
Statements of Stockholders' Equity (Deficiency)
For the period from August 30, 2007 (inception) to November 30, 2007

(Unaudited - Prepared by Management)
(EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------------------------------------
                                                                                    (Deficit)
                                                                                  accumulated
                                                                                       during          Total
                             Preferred stock       Common stock       Additional  development  stockholders'
                              Shares  Amount     Shares  Amount  paid-in capital        stage     deficiency
--------------------------------------------------------------------------------------------------------------
Issuance of common stock
for settlement of debt
  August 31, 2007,
0.005 per share                   -   $    -  8,000,000  $  800  $       39,200   $        -   $      40,000

Film property transferred
from a shareholder                -        -          -       -         (29,187)           -         (29,187)

Comprehensive income (loss)
  Loss for the period             -        -          -       -               -       (1,055)         (1,055)
-------------------------------------------------------------------------------------------------------------

Balance, August 31, 2007          -   $    -  8,000,000  $  800  $       10,013   $   (1,055)  $       9,758
-------------------------------------------------------------------------------------------------------------

Issuance of common stock
  for settlement of debt
  September 8, 2007,
    $0.005 per share              -   $    -    100,000  $   10  $          490   $        -   $         500

Comprehensive income (loss)
  Loss for the period             -        -          -       -               -      (25,136)        (25,136)
-------------------------------------------------------------------------------------------------------------

Balance, November 30, 2007        -   $    -  8,100,000  $  810  $       10,503   $  (26,191)  $     (14,878)
=============================================================================================================

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.


GIDDY-UP PRODUCTIONS, INC.
(A development stage company)

Statements of Operations
(Unaudited - Prepared by Management)
(EXPRESSED IN U.S. DOLLARS)
---------------------------------------------------------------------------
                                       August 30, 2007         Three months
                                        (inception) to                ended
                                     November 30, 2007    November 30, 2007
---------------------------------------------------------------------------
GENERAL AND ADMINISTRATIVE EXPENSES
  Accounting                                    4,876                4,876
  Consulting                                   10,000               10,000
  Marketing                                        41                   41
  Legal                                         1,055                    -
  Office expenses                                 219                  219
---------------------------------------------------------------------------

OPERATING LOSS                                 26,191               25,136
---------------------------------------------------------------------------

NET LOSS FOR THE PERIOD              $        (26,191)    $        (25,136)

BASIC AND DILUTED LOSS PER SHARE     $          (0.00)    $          (0.00)
===========================================================================

WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING
  - basic and diluted                               -            8,091,209
===========================================================================

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.


GIDDY-UP PRODUCTIONS, INC.
(A development stage company)

Statements of Cash Flows
(Unaudited - Prepared by Management)
(EXPRESSED IN U.S. DOLLARS)
------------------------------------------------------------------------------------
                                                  August 30, 2007       Three months
                                                   (inception) to              ended
                                                November 30, 2007  November 30, 2007
------------------------------------------------------------------------------------
CASH FLOWS FROM (USED IN) OPERATING ACTIVITIES
  Loss for the period                           $        (26,191)  $        (25,136)
  Changes in non-cash working capital items:
  - (increase) in pre-paid expense                        (6,637)            13,363
  - accounts payable and accrued liabilities               4,876              3,821
------------------------------------------------------------------------------------

NET CASH USED IN OPERATING ACTIVITIES                    (27,952)            (7,952)
------------------------------------------------------------------------------------

CASH FLOWS FROM (USED IN) FINANCING ACTIVITIES
  Proceeds from promissory note                           10,000             10,000
  Due to a director                                       28,087              8,087
------------------------------------------------------------------------------------

NET CASH PROVIDED BY FINANCING ACTIVITIES                 38,087             18,087
------------------------------------------------------------------------------------

INCREASE IN CASH AND CASH EQUIVALENTS                     10,135             10,135

CASH AND CASH EQUIVALENTS, beginning of period                 -                  -
------------------------------------------------------------------------------------

CASH AND CASH EQUIVALENTS, end of period        $         10,135   $         10,135
====================================================================================

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

1.     INCORPORATION  AND  CONTINUANCE  OF  OPERATIONS

Giddy-up Productions, Inc. was formed on August 30, 2007 under the laws of the State of Nevada. We have not commenced our planned principal operations, producing motion pictures. We are considered a development stage company as defined in SFAS No. 7. We have an office in Calgary, Alberta. The Company's fiscal year end is August 31.

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. We have incurred operating losses and require additional funds to maintain our operations. Management's plans in this regard are to raise equity financing as required.

These conditions raise substantial doubt about our ability to continue as a going concern. These financial statements do not include any adjustments that might result from this uncertainty.

We  have  not  generated  any  operating  revenues  to  date.

2.     SIGNIFICANT  ACCOUNTING  POLICIES

(a)     Cash  and  Cash  Equivalents

Cash equivalents comprise certain highly liquid instruments with a maturity of three months or less when purchased. As of November 30, 2007 we did not have any cash or cash equivalents.

(b)     Accounting  Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Actual  results  could  differ  from  those  estimates  and  assumptions.

(c)     Advertising  Expenses

We expense advertising costs as incurred. We did not incur any advertising expense during the period ended November 30, 2007.

(d)     Loss  Per  Share

Loss per share is computed using the weighted average number of shares outstanding during the period. We have adopted SFAS No. 128, "Earnings Per Share". Diluted loss per share is equivalent to basic loss per share.

(e)     Concentration  of  Credit  Risk

We place our cash and cash equivalents with high credit quality financial institutions. As of November 30, 2007, we had no balance in a bank and $nil beyond insured limits.

(f)     Foreign  Currency  Transactions

We are located and operating outside of the United States of America. We maintain our accounting records in U.S. Dollars, as follows:

At the transaction date, each asset, liability, revenue and expense is translated into U.S. dollars by the use of the exchange rate in effect at that date. At the period end, monetary assets and liabilities are remeasured by using the exchange rate in effect at that date. The resulting foreign exchange gains and losses are included in operations.

(g)     Fair  Value  of  Financial  Instruments

The respective carrying value of certain on-balance-sheet financial instruments approximated their fair value. These financial instruments include a promissory note, accounts payable and accrued liabilities, and amounts due to a director. Fair values were assumed to approximate carrying values for these financial instruments, except where noted, since they are short term in nature and their carrying amounts approximate fair values or they are payable on demand. Management is of the opinion that we are not exposed to significant interest or credit risks arising from these financial instruments. We operate outside the United States of America and have significant exposure to foreign currency risk due to the fluctuation of currency in which we operate.

(h)     Income  Taxes

We have adopted Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes, which requires us to recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in our financial statements or tax returns using the liability method. Under this method, deferred tax liabilities and assets are determined based on the temporary differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

(i)     Stock-Based  Compensation

The Company adopted SFAS No. 123(revised), "Share-Based Payment", to account for its stock options and similar equity instruments issued. Accordingly, compensation costs attributable to stock options or similar equity instruments granted are measured at the fair value at the grant date, and expensed over the expected vesting period. SFAS No. 123(revised) requires excess tax benefits be reported as a financing cash inflow rather than as a reduction of taxes paid.

We  did  not  grant any stock options during the period ended November 30, 2007.

(j)     Comprehensive  Income

We adopted Statement of Financial Accounting Standards No. 130 (SFAS 130), Reporting Comprehensive Income, which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. We are disclosing this information on our Statement of Stockholders' Equity. Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. We have no elements of "other comprehensive income" for the period ended November 30, 2007.

(k)     Film property and screenplay rights

The Company capitalized costs it incurs to buy film or transcripts that will later be marketed or be used in the production of films according to the guidelines in SOP 00-02. The Company will begin amortization of capitalized film cost when a film is released and it begins to recognize revenue from the film.

(l)     Accounting  for  Derivative  Instruments  and  Hedging  Activities

We have adopted Statement of Financial Accounting Standards No. 133 (SFAS 133) Accounting for Derivative and Hedging Activities, which requires companies to recognize all derivative contracts as either assets or liabilities in the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain and loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change.

We have not entered into derivative contracts either to hedge existing risks or for speculative purposes.

(m)     Long-Lived  Assets  Impairment

Our long-term assets are reviewed when changes in circumstances require as to whether their carrying value has become impaired, pursuant to guidance established in Statement of Financial Accounting Standards No. 144 (SFAS 144), Accounting for the Impairment or Disposal of Long-Lived Assets. Management considers assets to be impaired if the carrying value exceeds the future projected cash flows from the related operations (undiscounted and without interest charges). If impairment is deemed to exist, the assets will be written down to fair value.

(n)     New  Accounting  Pronouncements

In June 2006, FASB issued FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109", which prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company does not expect the adoption of FIN 48 to have a material effect on its financial condition or results of operations.

In September 2006, FASB issued SFAS No. 157, "Fair Value Measurements" which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. Where applicable, SFAS No. 157 simplifies and codifies related guidance within GAAP and does not require any new fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier adoption is encouraged. The Company does not expect the adoption of SFAS No. 157 to have a material effect on its financial condition or results of operations.

In September 2006, the SEC announced Staff Accounting Bulletin No. 108 ("SAB 108"). SAB 108 addresses how to quantify financial statement errors that arose in prior periods for purposes of assessing their materiality in the current period. It requires analysis of misstatements using both an income statement (rollover) approach and a balance sheet (iron curtain) approach in assessing materiality. It clarifies that immaterial financial statement errors in a prior SEC filing can be corrected in subsequent filings without the need to amend the prior filing. In addition, SAB 108 provides transitional relief for correcting errors that would have been considered immaterial before its issuance. The Company does not expect the adoption of SAB 108 to have a material effect on its financial condition or results of operations.

In February 2007, the FASB issued SFAS No. 159, "The fair value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115". This statements objective is to improve financial reporting by providing the Company with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This statement is expected to expand the use of fair value measurement, which is consistent with the FASB's long-term measurement objective for accounting for financial instruments. The adoption of SFAS 159 did not have an impact on the Company's financial statements. The Company presently comments on significant accounting policies (including fair value of financial instruments) in Note 2 to the financial statements.

3.     FILM  PROPERTY

On August 30, 2007, we entered into a purchase agreement with our President to acquire all right, title and interest in and to a motion picture titled "Not That Kind of Girl" for total cash consideration of $40,000. On August 31, 2007, our President agreed to accept 8,000,000 shares of our common stock in full and final satisfaction of the $40,000 debtIn accordance with SEC Staff Accounting Bullentin 5G "Transfers of Non-monetary Assets by Promoters or shareholders", provided that transfer of non-monetary assets to a company by its promoters or shareholders in exchange for stock prior to or at the time of the Company's initial public offering normally should be recorded at the transferor's historical cost basis determined under GAAP. Pursuant to SEC Staff Accounting Bulletin 5G, the Company has recorded the film property at its estimated original cost of $10,813 by crediting the film property with $29,187 and debiting the additional paid-in capital with $29,187

4.     PROMISSORY  NOTE

On November 12, 2007, we issued an unsecured promissory note in the amount of $10,000 to our President. The promissory note accrues interest at the rate of five per cent per year and is due and payable on demand.

5.     PREFERRED  AND  COMMON  STOCK

We have 100,000,000 shares of preferred stock authorized at par value of $0.0001 per share and none issued.

We have 100,000,000 shares of common stock authorized at par value of $0.0001 per share. All shares of stock are non-assessable and non-cumulative, with no preemptive rights.

On August 31, 2007, the Company issued 8,000,000 restricted shares of common stock for the settlement of $40,000 in debt owed to the president of the Company. (See note 3)

On September 8, 2007, we issued 100,000 restricted shares of common stock at $0.005 per share to a director of the Company for the settlement of $500 in debt.

6.     RELATED  PARTY  TRANSACTIONS  AND  COMMITMENTS

Please  see  note  3,  note  4  and  note  5.

7.     COMMITMENTS

The Company entered into a Website design and service agreement with a Website Developer which the Website Developer agreed to provide design, development and integration of a website infrastructure and interface for the Company with a consideration of CAD $18,550. As at November 30, 2007, the Company has advanced $6,637 (CAD $7,000) to the Website Developer, which has been included in prepaid expenses.

VELLMER & CHANG
CHARTERED ACCOUNTANTS *
                                                         505 - 815 Hornby Street
                                                         Vancouver, B.C, V6Z 2E6
                                                              Tel:  604-687-3776
                                                               Fax: 604-687-3778
                                                   E-mail: info@vellmerchang.com
                                  * denotes a firm of incorporated professionals



             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To  the  Board  of  Directors  and  Stockholders  of

Giddy-up  Productions,  Inc.
(A development stage company)

We have audited the accompanying balance sheet of Giddy-up Productions, Inc. (a development stage company) as at August 31, 2007 and the related statements of stockholders' equity, operations and cash flows for the period from August 30, 2007 (date of inception) to August 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as at August 31, 2007 and the results of its operations and its cash flows for the period from August 30, 2007 (date of inception) to August 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company incurred losses from operations since inception, has not attained profitable operations and is dependent upon obtaining adequate financing to fulfill its operation activities. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




Vancouver,  Canada                         "VELLMER  &  CHANG"
November  17,  2007                       Chartered Accountants


GIDDY-UP PRODUCTIONS, INC.
(A development stage company)

Balance Sheet
August 31, 2007
(EXPRESSED IN U.S. DOLLARS)
----------------------------------------------------------------------
                                                      August 31, 2007
----------------------------------------------------------------------
ASSETS

CURRENT
  Prepaid expense                                     $        20,000

FILM PROPERTY (Note 3)                                         10,813
----------------------------------------------------------------------

TOTAL ASSETS                                          $        30,813
======================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES

CURRENT
  Accounts payable and accrued liabilities            $         1,055
  Due to a director                                            20,000
----------------------------------------------------------------------

TOTAL LIABILITIES                                              21,055
----------------------------------------------------------------------

STOCKHOLDERS' EQUITY

SHARE CAPITAL

  Authorized:
    100,000,000 preferred shares, par value $0.0001
    100,000,000 common shares, par value $0.0001

  Issued and outstanding:
    Nil preferred shares
    8,000,000 common shares                                       800

ADDITIONAL PAID-IN CAPITAL                                     10,813

(DEFICIT) ACCUMULATED DURING THE DEVELOPMENT STAGE             (1,055)
----------------------------------------------------------------------

TOTAL STOCKHOLDERS' EQUITY                                      9,758
----------------------------------------------------------------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY            $        30,813
======================================================================

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.


GIDDY-UP PRODUCTIONS, INC.
(A development stage company)
Statement of Stockholders' Equity
For the period from August 30, 2007 (inception) to August 31, 2007

(EXPRESSED IN U.S. DOLLARS)
----------------------------------------------------------------------------------------------------------------------------
                                                                                                   (Deficit)
                                                                                                 accumulated
                                                                                     Additional       during          Total
                                                   Preferred stock  Common stock        paid-in  development  stockholder's
                                                  Shares  Amount     Shares  Amount     capital        stage     deficiency
----------------------------------------------------------------------------------------------------------------------------
Issuance of common stock for settlement of debt
  August 31, 2007, $0.005 per share                    -  $   -   8,000,000  $  800  $  39,200   $        -   $      40,000

Film property transferred from a shareholder           -      -           -       -    (29,187)           -         (29,187)

Comprehensive income (loss)
  Loss for the period                                  -      -           -       -          -       (1,055)         (1,055)
----------------------------------------------------------------------------------------------------------------------------

Balance, August 31, 2007                               -  $   -   8,000,000  $  800  $  10,013   $   (1,055)  $       9,758
============================================================================================================================

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.


GIDDY-UP PRODUCTIONS, INC.
(A development stage company)

Statement of Operations
(EXPRESSED IN U.S. DOLLARS)
----------------------------------------------------
                                     August 30, 2007
                                      (inception) to
                                     August 31, 2007
----------------------------------------------------
GENERAL AND ADMINISTRATIVE EXPENSES
  Legal                                       1,055
----------------------------------------------------

OPERATING LOSS                                1,055
----------------------------------------------------

NET LOSS FOR THE PERIOD              $       (1,055)

BASIC AND DILUTED LOSS PER SHARE     $        (0.00)
====================================================

WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING
  - basic and diluted                     4,000,000
====================================================

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.


GIDDY-UP PRODUCTIONS, INC.
(A development stage company)

Statement of Cash Flows
(EXPRESSED IN U.S. DOLLARS)
---------------------------------------------------------------
                                                August 30, 2007
                                                 (inception) to
                                                August 31, 2007
---------------------------------------------------------------
CASH FLOWS FROM (USED IN) OPERATING ACTIVITIES
  Loss for the period                           $       (1,055)
  Changes in non-cash working capital items:
  - prepaid expense and deposit                        (20,000)
  - accounts payable and accrued liabilities             1,055
---------------------------------------------------------------

                                                       (20,000)
---------------------------------------------------------------

CASH FLOWS FROM (USED IN) FINANCING ACTIVITIES
  Due to a director                                     20,000
---------------------------------------------------------------

INCREASE IN CASH AND CASH EQUIVALENTS                        -

CASH AND CASH EQUIVALENTS, beginning of period               -
---------------------------------------------------------------

CASH AND CASH EQUIVALENTS, end of period        $            -
===============================================================

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

GIDDY-UP PRODUCTIONS, INC.
(A development stage company)
Notes to Financial Statements
August 31, 2007
(EXPRESSED IN U.S. DOLLARS)


1.     INCORPORATION  AND  CONTINUANCE  OF  OPERATIONS

Giddy-up Productions, Inc. was formed on August 30, 2007 under the laws of the State of Nevada. We have not commenced our planned principal operations, producing motion pictures. We are considered a development stage company as defined in SFAS No. 7. We have an office in Calgary, Alberta. The Company's fiscal year end is August 31.

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. We have incurred operating losses and require additional funds to maintain our operations. Management's plans in this regard are to raise equity financing as required.

These conditions raise substantial doubt about our ability to continue as a going concern. These financial statements do not include any adjustments that might result from this uncertainty.

We  have  not  generated  any  operating  revenues  to  date.

2.     SIGNIFICANT  ACCOUNTING  POLICIES

(a)     Cash  and  Cash  Equivalents

Cash equivalents comprise certain highly liquid instruments with a maturity of three months or less when purchased. As of August 31, 2007 we did not have any cash or cash equivalents.

(b)     Accounting  Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Actual  results  could  differ  from  those  estimates  and  assumptions.

(c)     Advertising  Expenses

We expense advertising costs as incurred. We did not incur any advertising expense during the period ended August 31, 2007.

(d)     Loss  Per  Share

Loss per share is computed using the weighted average number of shares outstanding during the period. We have adopted SFAS No. 128, "Earnings Per Share". Diluted loss per share is equivalent to basic loss per share.

(e)     Concentration  of  Credit  Risk

We place our cash and cash equivalents with high credit quality financial institutions. As of August 31, 2007, we had no balance in a bank and $nil beyond insured limits.

(f)     Foreign  Currency  Transactions

We are located and operating outside of the United States of America. We maintain our accounting records in U.S. Dollars, as follows:

At the transaction date, each asset, liability, revenue and expense is translated into U.S. dollars by the use of the exchange rate in effect at that date. At the period end, monetary assets and liabilities are remeasured by using the exchange rate in effect at that date. The resulting foreign exchange gains and losses are included in operations.

(g)     Fair  Value  of  Financial  Instruments

The respective carrying value of certain on-balance-sheet financial instruments approximated their fair value. These financial instruments include accounts payable and accrued liabilities. Fair values were assumed to approximate carrying values for these financial instruments, except where noted, since they are short term in nature and their carrying amounts approximate fair values or they are payable on demand. Management is of the opinion that we are not exposed to significant interest or credit risks arising from these financial instruments. We operate outside the United States of America and have significant exposure to foreign currency risk due to the fluctuation of currency in which the we operate.

(h)     Income  Taxes

We have adopted Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes, which requires us to recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in our financial statements or tax returns using the liability method. Under this method, deferred tax liabilities and assets are determined based on the temporary differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

(i)     Stock-Based  Compensation

The Company adopted SFAS No. 123(revised), "Share-Based Payment", to account for its stock options and similar equity instruments issued. Accordingly, compensation costs attributable to stock options or similar equity instruments granted are measured at the fair value at the grant date, and expensed over the expected vesting period. SFAS No. 123(revised) requires excess tax benefits be reported as a financing cash inflow rather than as a reduction of taxes paid.

We  did  not  grant  any  stock  options  during the year ended August 31, 2007.

(j)     Comprehensive  Income

We adopted Statement of Financial Accounting Standards No. 130 (SFAS 130), Reporting Comprehensive Income, which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. We are disclosing this information on our Statement of Stockholders' Equity. Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. We have no elements of "other comprehensive income" for the period ended August 31, 2007.

(k)     Film  property  and  screenplay  rights

The Company capitalized costs it incurs to buy film or transcripts that will later be marketed or be used in the production of films according to the guidelines in SOP 00-02. The Company will begin amortization of capitalized film cost when a film is released and it begins to recognize revenue from the film.

(l)     Accounting  for  Derivative  Instruments  and  Hedging  Activities

We have adopted Statement of Financial Accounting Standards No. 133 (SFAS 133) Accounting for Derivative and Hedging Activities, which requires companies to recognize all derivative contracts as either assets or liabilities in the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain and loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change.

We have not entered into derivative contracts either to hedge existing risks or for speculative purposes.

(m)     Long-Lived  Assets  Impairment

Our long-term assets are reviewed when changes in circumstances require as to whether their carrying value has become impaired, pursuant to guidance established in Statement of Financial Accounting Standards No. 144 (SFAS 144), Accounting for the Impairment or Disposal of Long-Lived Assets. Management considers assets to be impaired if the carrying value exceeds the future projected cash flows from the related operations (undiscounted and without interest charges). If impairment is deemed to exist, the assets will be written down to fair value.

(n)     New  Accounting  Pronouncements

In June 2006, FASB issued FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109", which prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company does not expect the adoption of FIN 48 to have a material effect on its financial condition or results of operations.

In September 2006, FASB issued SFAS No. 157, "Fair Value Measurements" which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. Where applicable, SFAS No. 157 simplifies and codifies related guidance within GAAP and does not require any new fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier adoption is encouraged. The Company does not expect the adoption of SFAS No. 157 to have a material effect on its financial condition or results of operations.

In September 2006, the SEC announced Staff Accounting Bulletin No. 108 ("SAB 108"). SAB 108 addresses how to quantify financial statement errors that arose in prior periods for purposes of assessing their materiality in the current period. It requires analysis of misstatements using both an income statement (rollover) approach and a balance sheet (iron curtain) approach in assessing materiality. It clarifies that immaterial financial statement errors in a prior SEC filing can be corrected in subsequent filings without the need to amend the prior filing. In addition, SAB 108 provides transitional relief for correcting errors that would have been considered immaterial before its issuance. The Company does not expect the adoption of SAB 108 to have a material effect on its financial condition or results of operations.

In February 2007, the FASB issued SFAS No. 159, "The fair value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement N". This statements objective is to improve financial reporting by providing the Company with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This statement is expected to expand the use of fair value measurement, which is consistent with the FASB's long-term measurement objective for accounting for financial instruments. The adoption of SFAS 159 did not have an impact on the Company's financial statements. The Company presently comments on significant accounting policies (including fair value of financial instruments) in Note 2 to the financial statements.

3.     FILM  PROPERTY

On August 30, 2007, we entered into a purchase agreement with our President to acquire all right, title and interest in and to a motion picture titled "Not That Kind of Girl" for total cash consideration of $40,000. On August 31, 2007, our President agreed to accept 8,000,000 shares of our common stock in full and final satisfaction of the $40,000 debtIn accordance with SEC Staff Accounting Bullentin 5G "Transfers of Non-monetary Assets by Promoters or shareholders", provided that transfer of non-monetary assets to a company by its promoters or shareholders in exchange for stock prior to or at the time of the Company's initial public offering normally should be recorded at the transferor's historical cost basis determined under GAAP. Pursuant to SEC Staff Accounting Bulletin 5G, the Company has recorded the film property at its estimated original cost of $10,813 by crediting the film property with $29,187 and debiting the additional paid-in capital with $29,187

4.     PREFERRED  AND  COMMON  STOCK

We have 100,000,000 shares of preferred stock authorized at par value of $0.0001 per share and none issued.

We have 100,000,000 shares of common stock authorized at par value of $0.0001 per share. All shares of stock are non-assessable and non-cumulative, with no preemptive rights.

On August 31, 2007, the Company issued 8,000,000 common stocks for the debt settlement of $40,000 owed to the president of the Company. (See note 3)

5.     RELATED  PARTY  TRANSACTIONS  AND  COMMITMENTS

Please  see  note  3,  note  4  and  note  8.

6.     INCOME  TAXES

At August 31, 2007, we had deferred tax assets of approximately $360 principally arising from net operating loss carryforwards for income tax purposes. As our management cannot determine that it is more likely than not that we will realize the benefit of the deferred tax asset, a valuation allowance equal to the deferred tax asset has been established at August 31, 2007. The significant components of the deferred tax asset at August 31, 2007 were as follows:

                                        August 31, 2007
   Net operating loss carryforwards $          360
   Valuation allowance                        (360)
   Net deferred tax asset           $            -

At August 31, 2007, we had net operating loss carryforwards of approximately $1,055, which expire in the year 2027.

7.     COMMITMENTS

The Company entered into a Website design and service agreement with a Website Developer which the Website Developer agreed to provide design, development and integration of a website infrastructure and interface for the Company with a consideration of CAD $18,550. Subsequent to the year end, the Company had advanced CAD$7,000 to the Website Developer.

8.     SUBSEQUENT  EVENTS

On September 8, 2007, we issued 100,000 restricted common stock at $0.005 per share to a director of the Company for the settlement of debt $500.

On November 12, 2007, we issued an unsecured promissory note in the amount of $10,000 to our President. The promissory note accrues interest at the rate of five per cent per year and is due and payable on demand. Proceeds of the note were used to pay for startup costs, accounting fees, and miscellaneous expenses.

See  Note  7.

                                2,000,000 SHARES

                            GIDDY-UP PRODUCTIONS INC.

                                  COMMON STOCK


                                   PROSPECTUS


We have not authorized any dealer, salesperson or other person to give anyone written information other than this prospectus or to make representations as to matters not stated in this prospectus. Prospective investors must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of an offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that either the information contained herein or the affairs of Giddy-up Productions, Inc. have not changed since the date hereof.

Until May 27, 2008, a period of 90 days after the date of this prospectus, all dealers that buy, sell or trade in our securities, whether or not participating in this offering, may be required to deliver a prospectus. This requirement is in addition to the dealers' obligation to deliver a prospectus when acting as an underwriter with respect to its unsold allotment or subscription.